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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-12

UNISOURCE ENERGY CORPORATION
--------------------------------------------------------------------------------
(Name of the Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

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One South Church Avenue
Tucson, Arizona 85701

March 25, 2008

James S. Pignatelli	(520) 571-4000
Chairman of the Board

Dear Shareholders:

           You are cordially invited to attend the UniSource Energy Corporation 2008 Annual Shareholders’ Meeting (the “Meeting”) to be held on Friday, May 2, 2008, at the FOX Theatre, 17 West Congress, Tucson, Arizona. The Meeting will begin promptly at 10:00 a.m., Mountain Standard Time, so please plan to arrive earlier. No admission tickets will be required for attendance at the Meeting.  We have included a map indicating the location of the FOX Theatre in the downtown area.

           Directors and officers will be available before and after the Meeting to speak with you. During the Meeting, we will answer your questions regarding our business affairs and we will consider the matters explained in the enclosed Proxy Statement.

           We have enclosed a proxy card that lists all matters that require your vote. Please complete, sign, date and mail the proxy card as soon as possible, whether or not you plan to attend the Meeting. You may also vote by telephone or the Internet, as explained on the enclosed proxy card. If you attend the Meeting and wish to vote your shares personally, you may revoke your proxy at that time.

Your interest in and continued support of UniSource Energy Corporation are much appreciated.

Sincerely,

UNISOURCE ENERGY CORPORATION

/s/ James S. Pignatelli

James S. Pignatelli
Chairman of the Board, President and
Chief Executive Officer

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NOTICE OF ANNUAL SHAREHOLDERS’ MEETING

To the Holders of Common Stock of
UniSource Energy Corporation

           We will hold the 2008 Annual Shareholders’ Meeting of UniSource Energy Corporation at the FOX Theatre, 17 West Congress, Tucson, Arizona, on Friday, May 2, 2008, at 10:00 a.m., Mountain Standard Time (“MST”). The purpose of the Meeting is to:

1.	elect 14 directors to our Board of Directors for the ensuing year;

2.	ratify the selection of the independent auditor for 2008; and

3.	consider any other matters which properly come before the Meeting.

           Only shareholders of record at the close of business on March 17, 2008, are entitled to vote at the Meeting.

           We have enclosed our 2007 Annual Report, including audited financial statements, and the Proxy Statement with this notice. Proxy soliciting material is first being made available in electronic form, as well as being sent or given to shareholders in hard copy on or about March 25, 2008. Your proxy is being solicited by our Board of Directors.

Please complete, sign, date and mail the enclosed proxy card as soon as possible, or vote by telephone or the Internet, as explained on the enclosed proxy card.

/s/ Linda H. Kennedy

Linda H. Kennedy
Corporate Secretary

Dated:  March 25, 2008

YOUR VOTE IS IMPORTANT

EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD BY MAIL, OR TO VOTE BY TELEPHONE OR THE INTERNET, AS EXPLAINED ON THE ENCLOSED PROXY CARD. IF THE MAIL OPTION IS SELECTED, USE THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PROHIBIT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

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UNISOURCE ENERGY CORPORATION
One South Church Avenue
Tucson, Arizona 85701

ANNUAL SHAREHOLDERS’ MEETING
PROXY STATEMENT

ANNUAL MEETING:
May 2, 2008 10:00 a.m., MST	FOX Theatre 17 West Congress Tucson, AZ 85701

RECORD DATE:

The record date is March 17, 2008 (“Record Date”). If you were a shareholder of record at the close of business on the Record Date, you may vote at the 2008 Annual Shareholders’ Meeting (“Meeting”) of UniSource Energy Corporation (“UniSource Energy” as well as references to the “Company,” “we,” “our” and “us”). At the close of business on the Record Date, we had 35,410,077 shares of common stock outstanding.

AGENDA:

1.	Proposal One: Elect 14 directors to our Board of Directors (“Board”) for the ensuing year.

2.	Proposal Two: Ratify the selection of the independent auditor for 2008.

3.	Proposal Three: Consider any other matters which properly come before the Meeting and any adjournments.

INDEPENDENT AUDITOR:

Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Meeting with the opportunity to make a statement and respond to appropriate questions from our shareholders.

PROXIES:

A form of proxy for execution by shareholders is enclosed. Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies “for” the Board’s nominees. The Board or proxy holders will use their discretion on other matters that properly come before the Meeting. If a nominee cannot or will not serve as a director, the Board or the persons designated as proxies will vote for a person whom they believe will carry on our present policies.

PROXIES SOLICITED BY:

The Board.

FIRST MAILING DATE:

We anticipate first making available electronically and mailing this Proxy Statement along with the proxy card on or about March 25, 2008.

REVOKING YOUR PROXY:

You may revoke your proxy before it is voted at the Meeting. To revoke, follow the procedures listed on page 4 under “Voting Procedures/Revoking Your Proxy.”

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COMMENTS:

Your comments about any aspects of our business are welcome. You may use the space provided on the proxy card for this purpose, if desired. Although we may not respond on an individual basis, your comments help us to measure your satisfaction, and we may benefit from your suggestions.

PLEASE VOTE – YOUR VOTE IS IMPORTANT

Prompt return of your proxy will help reduce the costs of re-solicitation.

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Appendix A
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*     We expect to vote on this item at the Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON MAY 2, 2008

In accordance with new rules adopted by the Securities and Exchange Commission in 2007, the Company is now making available a copy of its 2008 proxy statement and related materials on its website at www.UNS.com.  The rules permit the Company to rely generally upon internet availability to provide shareholders with a copy of the proxy statement, however, the Company has elected for at least this year to also furnish a hard copy of the proxy statement to its shareholders.  If in the future the Company decides to provide the proxy statement principally through the internet, the Company will mail a notice of internet availability to its shareholders of record at least 40 days prior to the annual meeting, and will also provide a method for receiving a hard copy of the proxy statement if a shareholder desires one.

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VOTING PROCEDURES/REVOKING YOUR PROXY
You can vote by telephone, the Internet, mail or in person.

You can vote your shares by telephone, the Internet, mail or in person at the Meeting. Your proxy card contains instructions for voting by telephone or the Internet, which are the least expensive and fastest methods of voting. To vote by mail, complete, sign and date your proxy card, or your broker’s voting instruction card if your shares are held by your broker, and return it in the enclosed return envelope.

Under Arizona law, a majority of the shares entitled to vote on any single matter which may be brought before the Meeting will constitute a quorum. Business may be conducted once a quorum is represented at the Meeting. If a quorum exists, action on a matter other than the election of directors will be deemed approved if a majority of votes is cast in favor of the matter.

Directors are elected by a plurality of votes.

Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present. A plurality means receiving the largest number of votes, regardless of whether that is a majority. Withheld votes will be counted as being represented at the Meeting for quorum purposes but will not have an effect on the vote.

You may cumulate your votes for directors.

In the election of directors, each shareholder has the right to cumulate his votes by casting a total number of votes equal to the number of his shares of common stock multiplied by the number of directors to be elected. He may cast all of such votes for one nominee or distribute such votes among two or more nominees. For any other matter that may properly come before the Meeting, each share of common stock will be entitled to one vote.

You can revoke your proxy after sending it in by following these procedures.

Any shareholder giving a proxy has a right to revoke that proxy by giving notice to UniSource Energy in writing directed to the Corporate Secretary, UniSource Energy Corporation, One South Church Avenue, Suite 1820, Tucson, Arizona 85701, or in person at the Meeting at any time before the proxy is exercised. Those who fail to return a proxy or fail to attend the Meeting will not count towards determining any required plurality, majority or quorum.

The shares represented by an executed proxy will be voted for the election of directors or withheld in accordance with the specifications in the proxy. If no specification is made in an executed proxy, the proxy will be voted in favor of the nominees as set forth herein.

Proxy Solicitation

We will bear the entire cost of the solicitation of proxies. Solicitations will be made primarily by mail. In addition, we may make additional solicitation of brokers, banks, nominees and institutional investors pursuant to a special engagement of DF King & Co., Inc., at a cost of approximately $11,500 plus reasonable out-of-pocket expenses. Solicitations may also be made by telephone, facsimile or personal interview, if necessary, to obtain reasonable representation of shareholders at the Meeting. Our employees may solicit proxies but they will not receive additional compensation for such services. We will request brokers or other persons holding shares in their names, or in the names of their nominees, to forward proxy materials to the beneficial owners of such shares or request authority for the execution of the proxies. We will reimburse brokers and other persons for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

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UNISOURCE ENERGY SHARE OWNERSHIP

Security Ownership of Management

The following table sets forth the number and percentage of shares of UniSource Energy common stock beneficially owned as of March 1, 2008 and the nature of such ownership by each of our directors (all of whom are nominees), our Chief Executive Officer (“CEO”) and our four other most highly compensated executive officers (together with our CEO, the “Named Executives”) for the year ended December 31, 2007, and all directors and officers as a group. Ownership includes direct and indirect (beneficial) ownership, as defined by the SEC rules.

Name and Title of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)					Other(2)
	Directly Owned Shares	Shares Purchased Under the 401(k) Plan	Shares Subject to Options Exercisable Within 60 Days	Total Beneficial Ownership	Percent of Class	Restricted Stock Units	Deferred Shares Under Deferred Compensation Plan	Total
James S. Pignatelli Chairman, President and Chief Executive Officer	36,067	19,346	671,158	726,571	2.1%	119,753	31,502	877,826
Lawrence J. Aldrich Director	3,912	0	8,358	12,270	*	4,099	0	16,369
Barbara M. Baumann Director	0	0	0	0	*	2,574	5,121	7,695
Larry W. Bickle Director	6,652	0	11,558	18,210	*	3,203	0	21,413
Elizabeth T. Bilby Director	705	0	10,358	11,063	*	4,540	4,005	19,608
Harold W. Burlingame Director	2,905	0	11,558	14,463	*	5,274	0	19,737
John L. Carter Director	19,459	0	4,358	23,817	*	3,859	10,933	38,609
Robert A. Elliott Director	1,813	0	1,196	3,009	*	3,041	0	6,050
Daniel W. L. Fessler Director	2,260	0	2,358	4,618	*	2,906	0	7,524
Kenneth Handy Director	1,405	0	6,358	7,763	*	5,409	14,094	27,266
Warren Y. Jobe Director	1,313	0	6,358	7,671	*	4,918	0	12,589
Ramiro G. Peru (3) Director	0	0	0	0	*	0	0	0
Gregory A. Pivirotto (3) Director	0	0	0	0	*	0	0	0
Joaquin Ruiz Director	0	0	0	0	*	2,574	0	2,574
Raymond S. Heyman Senior Vice President and General Counsel	5,305	1,935	39,970	47,210	*	0	84	47,294
Kevin P. Larson Senior Vice President, Chief Financial Officer and Treasurer	39,699	2,517	66,419	108,635	*	0	1,039	109,674

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Michael J. DeConcini Senior Vice President and Chief Operating Officer, Transmission and Distribution	8,941	5,296	137,673	151,910	*	26,927	692	179,529
Karen G. Kissinger Vice President, Controller and Chief Compliance Officer	50,003	0	13,415	63,418	*	0	1,977	65,395
All directors and executive officers as a group	239,956	44,200	1,070,698	1,354,854	3.9%	231,958	71,698	1,658,510

*Represents less than 1% of the outstanding common stock of UniSource Energy.

(1)	Amounts include the following:
•
Any shares held in the name of the spouse, minor children or other relatives sharing the home of the director or officer. Except as otherwise indicated below, the directors and officers have sole voting and investment power over the shares shown. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

•	Shares subject to options exercisable within 60 days, based on information from E*Trade, UniSource Energy’s stock option plan administrator.
•	Equivalent share amounts allocated to the individuals’ 401(k) Plan which, since June 1, 1998, has included a UniSource Energy Stock Fund investment option.

(2)    While amounts in the “Other” column do not represent a right of the holder to receive stock within 60 days, these amounts are being disclosed because management believes they reflect similar objectives of 1) encouraging directors and officers to have a stake in the Company, and 2) aligning interests of directors and officers with those of shareholders. Under our non-employee director compensation program, non-employee directors receive an annual grant of restricted stock units that have an underlying value equal to one share of UniSource Energy common stock.  The value of the restricted stock units fluctuates based on changes in the Company’s stock price.  Restricted stock units vest on the first anniversary of grant and are distributed in actual shares of Company stock or paid out in equivalent cash, at the Company’s option, in the January following termination of Board service.  Similarly, the value of deferred stock units fluctuates based on changes in the Company’s stock price and are distributed in actual shares or paid in equivalent cash, at the Company’s option, on dates selected by the Director or the officer following termination of service. In our view, restricted stock units and deferred stock units are tantamount to actual stock ownership as the non-employee director and officer (in the case of deferred stock units) bear the risk of ownership during the restricted and deferral periods.

(3)    Messrs. Peru and Pivirotto were appointed to the Board of Directors effective January 1, 2008.

Security Ownership of Certain Beneficial Owners

As of March 1, 2008, based on information reported in filings made by the following persons with the SEC or information otherwise known to us, the following persons were known or reasonably believed to be, as more fully described below, the beneficial owners of more than 5% of our common stock:

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Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Prospector Partners, L.L.C. 370 Church Street Guilford, CT 06437	3,299,367(1)	9.1%
Common	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,580,383(2)	7.2%
Common	First Trust Portfolios L.P. 1001 Warrenville Road Lisle, IL 60532	2,453,600(3)	6.9%
Common	Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	2,437,985(4)	6.9%
Common	Luminus Management, LLC 1700 Broadway, 38th Floor New York, NY 10019	2,144,877(5)	6.1%
Common	The Goldman Sachs Group, Inc. 85 Broad Street New York, NY 10004	2,069,252(6)	5.9%

(1)  In a statement (Schedule 13G) filed with the SEC on February 14, 2008, Prospector Partners, L.L.C. (“Prospector Partners”) indicated it has sole voting and sole dispositive power over 2,309,367 shares, and shared voting and shared dispositive power over 990,000 shares of our common stock.  Prospector Partners shares investment discretion over 990,000 shares with White Mountains Advisors LLC (“White Mountains”), pursuant to a sub-advisory agreement between Prospector Partners and White Mountains.

(2)  In a statement (Schedule 13G) filed with the SEC on February 12, 2008, T. Rowe Price Associates, Inc. (“Price Associates”) indicated it has sole voting power over 260,700 shares and sole dispositive power over 2,580,383 shares of our common stock. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)  In a statement (Schedule 13G) filed with the SEC on February 12, 2008, First Trust Portfolios L.P. indicated it has shared voting and shared dispositive power over 2,453,600 shares of our common stock.

(4)  In a statement (Schedule 13G) filed with the SEC on February 5, 2008, Barclays Global Investors, NA indicated that it has sole voting power over 2,001,282 shares of our common stock and sole dispositive power over 2,437,985 shares of our common stock. The filing indicated that the 2,437,985 shares are owned by Barclays Global Investors, NA (1,281,017 shares), Barclays Global Fund Advisors (1,120,804 shares), and Barclays Global Investors, LTD (36,164 shares).

(5)  In a statement (Schedule 13G) filed with the SEC on February 1, 2008, Luminus Management LLC indicated it has sole voting and sole dispositive power over 2,144,877 shares of our common stock.

(6)  In a statement (Schedule 13G) filed with the SEC on February 6, 2008, The Goldman Sachs Group, Inc. indicated it it has shared voting power over 2,069,240 shares of our common stock and shared dispositive power over 2,069,252 shares of our common stock.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the SEC require our executive officers, directors and persons who beneficially own more than 10% of our common stock, as well as certain affiliates of those persons, to file initial reports of ownership and transaction reports covering any changes in ownership with the SEC and the New York Stock Exchange (“NYSE”). SEC regulations require these persons to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely upon a review of the copies of the reports received by us and on written representations of our directors and officers, we believe that during fiscal year 2007, except as described below, all filing requirements applicable to executive officers and directors were complied with in a timely manner.  A Form 3 was filed late during 2007 for Catherine Ries following her election as Vice President of Human Resources.

PROPOSAL ONE:  ELECTION OF DIRECTORS

General Information

At the Meeting, our shareholders of record will elect 14 directors to serve on our Board for the ensuing year and until their successors are elected and qualified. The shares represented by executed proxies in the form enclosed, unless withheld, will be voted for the 14 nominees listed below, or, in the discretion of the persons acting as proxies, will be voted cumulatively for one or more of such nominees. All of the current nominees are present members of the Board. All of the nominees have consented to serve if elected. If any nominee becomes unavailable to serve for any reason, or a vacancy should occur before the election, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees.

BOARD NOMINEES

James S. Pignatelli

Chairman of the Board, President and Chief Executive Officer of UniSource Energy since July 1998; Chairman of the Board of Directors, President and Chief Executive Officer of Tucson Electric Power Company (“TEP”), the principal subsidiary of UniSource Energy, since July 1998; Chairman of the Board of Directors, President and Chief Executive Officer of Millennium Energy Holdings, Inc. (“Millennium”), a wholly owned subsidiary of UniSource Energy, since 1997; Director of UniSource Energy Services, Inc. (“UES”), a wholly owned subsidiary of UniSource Energy, since 2003. Board member since 1998. Age 64.

Lawrence J. Aldrich (1)(2)(5)

Senior Vice President/Corporate Operations and General Counsel of University Physicians Healthcare since May 2007; President of  Aldrich Capital Company since January 2007; Chief Operating Officer of The Critical Path Institute from January 2006 to December 2006; General Partner of Valley Ventures, LP from September 2002 to December 2005; Managing Director and Founder of Tucson Ventures, LLC, from February 2000 to September 2002; Director of TEP and Millennium since 2000; Director of UES since 2004. Board member since 2000. Age 55.

Barbara M. Baumann (1)(2)(3)

President and Owner of Cross Creek Energy Corporation since 2003; Executive Vice President of Associated Energy Managers, LLC from 2000 to 2003; former Vice President of Amoco Production Company; Director of St. Mary Land & Exploration since 2002; Director of TEP since 2005. Board member since 2005. Age 52.

Larry W. Bickle (4)(5)

Director of St. Mary Land & Exploration since 1995; Retired private equity investor; Managing Director of Haddington from 1997 to 2005; Director of Millennium since 1998; Director of UES since 2004.  Board member since 1998. Age 62.

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Elizabeth T. Bilby (4)(5)

Retired President of Gourmet Products, Inc., an agricultural product marketing company; retired Director of Marketing of Green Valley Pecans; Director of TEP since 1995; Director of Millennium since 1998; Director of UES since 2004. Board member since 1995. Age 68.

Harold W. Burlingame (2)(3)(4)(6)

Former Executive Vice President of AT&T; Chairman of ORC Worldwide since December 2004; Director of TEP since 1998. Board member since 1998. Age 67.

John L. Carter (1)(2)(3)(4)(5)(6)

Retired as Executive Vice President and Chief Financial Officer of Burr Brown Corporation in 1996; Director of TEP since 1996; Director of Millennium since 1998; Director of UES since 2004; UniSource Energy Lead Director since 2005. Board member since 1996. Age 73.

Robert A. Elliott (2)(3)(4)(6)

President and owner of The Elliott Accounting Group since 1983; Director and Corporate Secretary of Southern Arizona Community Bank since 1998; Television Analyst/Pre-game Show Co-host for Fox Sports Arizona since 1999; Chairman of the Board of Tucson Metropolitan Chamber of Commerce from 2002 to 2003; Treasurer of Tucson Urban League from 2002 to 2003; Chairman of the Board of Tucson Urban League from 2003 to 2004; Chairman of the Board of the Tucson Airport Authority from January 2006 to January 2007; Director of TEP since May 2003. Board member since 2003. Age 52.

Daniel W. L. Fessler (2)(3)(5)(6)

Professor Emeritus of the University of California; Partner in the law firm of LeBoeuf, Lamb, Greene & MacRae LLP from 1997 to 2003; previously served on the UniSource Energy and TEP boards of directors from 1998 to 2003; Managing Principal of Clear Energy Solutions, LLC since December 2004; Director of TEP since 2005. Board member since 2005. Age 66.

Kenneth Handy (1)(4)(5)

Retired Certified Public Accountant; former financial executive with Kaiser Permanente Medical Care Program, Oakland, California; Director of Millennium from 2001 to 2003; Director of TEP since 2001. Board member since 2001. Age 69.

Warren Y. Jobe (1)(3)(4)(6)

Certified Public Accountant (licensed, but not practicing); Senior Vice President of Southern Company from 1998 to 2001; Director of WellPoint Health Networks, Inc. from 2001 to December 2004; Director of WellPoint, Inc. since December 2004; Director of HomeBanc Corporation since 2004; Trustee of STI Classic Funds since 2004; Director of TEP since 2001; Director of Millennium from 2001 to 2003. Board member since 2001. Age 67.

Ramiro G. Peru (2)(4)

Executive Vice President and Chief Financial Officer of Phelps Dodge Corporation from 2004 to 2007; Director of WellPoint Health Networks, Inc. since 2003; Director of Southern Peru Copper Corporation from 2002 to 2004; Director of University of Arizona Foundation since 2005.  Board member since January 2008.  Age 52.

Gregory A. Pivirotto (1)(3)

President and Chief Executive Officer and Director of University Medical Center Corporation since 1994; Certified Public Accountant since 1978; Director of Arizona Hospital & Healthcare Association from 1997 to 2005; Director of Tucson Airport Authority since 2008; Board member since January 2008.  Age 55.

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Joaquin Ruiz (1)(2)(5)

Professor of Geosciences, University of Arizona since 1983; Associate Editor, “Geology,” Geological Society of America from 2000 to 2002; Dean, College of Science, University of Arizona since 2000; Chair, Search Committee for the Dean of College of Education, University of Arizona from 2002 to 2003; Member of Board of Natural Resources of the National Research Council from 2002 to 2005; Member, Human Resources Committee, American Geological Institute from 2000 to 2005; Member, Governing Board, Instituto Nacional de Astronomia, Optica y Electronica, Mexico since 2003; Board Member, Center to Improve Diversity in Earth Systems Sciences, Inc. since 2003; Member of Board of Earth Sciences, National Research Council of the National Academy of Sciences since 2005; Associate Editor, “American Journal of Science” since 2005; Associate Editor, American Presidents Advisory Board of Research Corporation since 2005; TEP Board Member since 2005; UES Board member since 2005. Board Member since 2005. Age 56.

___________________

(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.
(3)      Member of the Corporate Governance and Nominating Committee.
(4)      Member of the Finance Committee.
(5)      Member of the Environmental, Safety and Security Committee.
(6)      Member of the Corporate Development Committee.

The Board recommends that you vote “FOR” these nominees.

PROPOSAL TWO:  RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Audit Committee has selected PricewaterhouseCoopers, LLP (“Pricewaterhouse”) as the Company’s independent auditor for the fiscal year 2008, and the Board is asking the shareholders to ratify that selection.  Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Pricewaterhouse for ratification by shareholders as a matter of good corporate practice.

Under Arizona law, if a quorum of shareholders is present at the Meeting, the ratification of the selection of PricewaterhouseCoopers as independent auditor for 2008 will require that the votes cast in favor of its ratification exceed the votes cast against its ratification.  Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting but are not counted and have no effect on the results of the vote for independent auditor.

The Board recommends that you vote “FOR” the ratification of the selection of the  independent auditor.

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COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis contains statements regarding future individual and Company performance targets and goals.  These targets and goals are disclosed in the limited context of UniSource Energy’s compensation programs and should not be understood to be statements of management’s estimates of results or other guidance.  UniSource Energy specifically cautions investors not to apply these statements to other contexts.

COMPENSATION PHILOSOPHY

Objectives of the Compensation Program

We base our executive compensation policies and decisions with respect to our Named Executives on the achievement of the following objectives:

1.	Attract, motivate and retain highly-skilled executives;

2.
Link the payment of compensation to the achievement of critical short- and long-term financial and strategic objectives, creation of shareholder value and provision of safe, reliable and economically available electric and gas service; and align performance objectives of management with those of other Company employees by using similar performance measures;

3.	Align the interests of management with those of our stakeholders and encourage management to think and act like owners, taking into account the interests of the public that the Company serves;

4.	Maximize the financial efficiency of the compensation program to avoid unnecessary tax, accounting and cash flow costs; and

5.	Encourage management to achieve outstanding results through appropriate means by delivering compensation in a manner consistent with established and emerging corporate governance best practices.

In support of the above objectives, UniSource Energy provides a balanced total compensation program that consists of four components:

•	base salary;
•	short-term performance-based incentive compensation;
•	long-term performance-based incentive compensation; and
•	benefits and perquisites.

Decisions made regarding each component of pay are considered in the context of each officer’s total compensation. For example, if a decision is made to increase an executive’s base salary, the resultant impact on short- and long-term performance-based incentive compensation and total compensation levels are evaluated relative to competitive practice (see “Benchmarking” discussion below).  We do not consider the value of outstanding equity awards in setting annual total compensation opportunities as we believe that outstanding equity awards represent compensation for past service.

Each of these components is described in more detail below and in the narrative and footnotes to the supporting tables.  The following illustrates how the above objectives are reflected in our compensation program:

Attracting, Retaining and Motivating Executive Talent

In support of our objective to attract, retain and motivate highly-skilled employees, we provide our Named Executives with compensation packages that are competitive with those offered by other electric and gas services companies of comparable size and complexity.

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The Compensation Committee generally targets base salary and short-term incentive opportunities, as well as the allocation among those elements of compensation for the Named Executives, at the median market rates of selected comparable companies identified below.  Long-term incentive opportunities are targeted at the 75th percentile of such market rates.  Target compensation for individual executives range above or below those benchmarks based on a variety of factors, including each executive’s skill set and experience relative to the general market, the importance of the position to the Company and the difficulty of replacing the executive, and the executive’s past and expected future contribution to our success.  Overall, for the Named Executives, total direct compensation (i.e., salary, 2007 actual PEP awards, and present value of 2007 long-term incentive awards) fell between the median and 75th percentile of market rates.

In addition to providing competitive direct compensation opportunities, the Company also provides certain indirect compensation and benefits programs that are intended to assist in attracting and retaining high quality executives.  These programs include pension and retirement programs and are described in more detail below and in the narratives that accompany the tables that follow this Compensation Discussion and Analysis section.

Linking Compensation to Performance

Our compensation program seeks to link the actual compensation earned by our Named Executives to their performance and that of the Company.  We achieve this goal primarily through two elements of our compensation package:  (i) short-term cash awards and (ii) equity-based compensation.  To ensure that the most senior executives are held most accountable for achieving our financial, operational and strategic objectives and for creating shareholder value, we believe that the percentage of pay at risk should increase with the level of responsibility within the Company.  The target amounts of performance-based pay programs (i.e., cash incentive and equity-based compensation) comprise approximately 55% to 65% of the total direct compensation opportunity for our Named Executives.  Of the performance-based compensation, approximately 30-45% is short-term and 55-70% is long-term.  Non-variable compensation, such as salary and perquisites, are de-emphasized in the total compensation program to reinforce the linkage between compensation and performance.

Aligning the Interests of our Named Executive Officers with Stakeholders

Our compensation program also seeks to align the interests of our Named Executives with those of our key stakeholders, including customers, employees and shareholders.  We use the short-term incentive compensation component to focus the Named Executives on the importance of providing safe and reliable customer service, creating a safe work environment for our employees and improving financial performance by linking a significant portion of their short-term cash incentive compensation to achievement of these objectives. We primarily rely on the equity compensation element of our compensation package to align the interests of the Named Executives with those of shareholders through a mix of stock options and stock awards that vest based on the achievement of performance goals set by the Compensation Committee.  We also encourage senior executives to accumulate a substantial stake in the Company.

Maximizing the Financial Efficiency of the Program

In structuring the total compensation package for our Named Executives, the Compensation Committee evaluates the accounting cost, cash flow implications and tax deductibility of compensation to mitigate financial inefficiencies to the greatest extent possible.  For instance, as part of this process, the Compensation Committee evaluates whether compensation costs are fixed or variable and places a heavier weighting on variable pay elements to calibrate expense with the achievement of operating performance objectives and delivery of value to shareholders.  In addition, the Compensation Committee takes into account the objective of having the incentive-based compensation components qualify for tax deductibility under Section 162(m) of the Internal Revenue Code, as amended (the “Code”).  See discussion under “Impact of Regulatory Requirements” on page 20.  The Compensation Committee also considers the cash flow and share dilution implications of cash versus equity-based incentive plans.  In managing overall costs under the variable incentive plans, the Compensation Committee sets annual budgets with regard to total expense and the dilutive impact on shareholders.  These budgets are set at levels determined to be reasonable and sustainable by the Company in relation to costs incurred by peer companies.

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Adhering to Corporate Governance Best Practices

The Compensation Committee seeks to continually update the executive officer compensation program to reflect corporate governance best practices. For example, the Compensation Committee has established formal stock ownership guidelines that encourage each Named Executive to accumulate a meaningful amount of Company stock. Additionally, equity-based awards contain a “double-trigger” vesting provision, which provides for accelerated vesting in the event of a future change in control only if the executive is adversely impacted by the transaction.

Benchmarking

The Compensation Committee considers certain factors for purposes of establishing salaries and variable compensation opportunities.  Factors that are considered in its assessment include (i) the competitive environment for Named Executives, and what relevant competitors pay and (ii) the need to provide each element of compensation and the amounts targeted and delivered.

To provide a foundation for the executive compensation program, UniSource Energy participates in an annual executive compensation survey of the energy services industry and periodically reviews the senior executive compensation levels and practices among a peer group of companies intended to represent our competitors for business and talent. The energy services industry compensation survey conducted by Towers Perrin includes compensation data from 91 energy services companies with median revenues of $3 billion.  The Towers Perrin data is size-adjusted based on company or business unit revenues, as appropriate.  The peer group is reviewed periodically and includes the 15 electric and gas utility companies named below that are comparable to UniSource Energy in terms of size as measured by annual revenues and market capitalization. This group is the same peer group that was used in prior competitive analyses, with the exception of Duquesne Light Company, which is no longer part of the peer group as it has been acquired by another company. UniSource Energy’s 2006 revenues were between the median and 75th percentile of the peer companies and market capitalization as of September 2007 approximated the 25th percentile of the peer companies.

AGL Resources Inc.	DPL Inc.	Otter Tail Power Company	Southwest Gas Corp.
Avista Corp.	El Paso Electric Co.	PNM Resources Inc.	UIL Holdings Corp.
CH Energy Group Inc.	IDACORP Inc.	South Jersey Industries	Westar Energy Inc.
Cleco Corporation	Northwest Natural Gas Co.	Southern Union Co.

A comprehensive review of UniSource Energy’s executive compensation levels and aggregate long-term incentive cost and share usage practices relative to peer group was most recently conducted in October 2007. The analysis was based on the most up-to-date competitive data available.

The benchmark information is supplemented annually with information from Frederic W. Cook and Co., Inc., the independent consultant retained by the Compensation Committee, relating to general market trends, changes in regulatory requirements related to executive compensation and emerging best practices in corporate governance. See discussion relating to compensation consultant under “Compensation Consultant” on page 39.

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ELEMENTS OF COMPENSATION

Base Salary

Base salary is used to provide each Named Executive a set amount of money during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in the best interests of our Company.  We believe that competitive base salaries are necessary to attract and retain executive talent critical to achieving the Company’s business goals. In general, our Named Executives’ base salaries are targeted to the median of the benchmark companies described above. However, individual salaries can and do vary from the benchmark median data based on such factors as individual performance, potential for future advancement, the importance of the executive’s position to the Company and the difficulty of replacement, current responsibilities, length of time in the current position, and, for recently hired executives, their prior compensation packages.  Currently, all of our Named Executives’ salaries are within a 10 percent range of the benchmark median.

Increases to Named Executives’ base salaries are considered annually by the Compensation Committee.  In approving base pay increases for executives other than the CEO, the Compensation Committee also considers recommendations made by the CEO.

In December 2007, the Compensation Committee approved base salary increases for the Named Executives for 2008.  These increases include a one-time $6,000 adjustment to compensate the Named Executives for the elimination of the car benefit, as discussed in “Other Compensation-Perquisites” on page 19 below.  The following table indicates the Named Executives’ base salaries for 2007 and 2008:

Name	2007 Base Pay	Approved 2008 Base Pay
James S. Pignatelli	$695,000	$726,000
Kevin P. Larson	$300,000	$316,000
Michael J. DeConcini	$300,000	$321,000
Raymond S. Heyman	$300,000	$316,000
Karen G. Kissinger	$237,000	$249,000

Short-Term Incentive Compensation (Cash Awards)

The Compensation Committee provides for short-term incentive compensation in the form of cash awards under the Performance Enhancement Plan (“PEP”) in order to link a significant portion of the Named Executives’ annual compensation to the Company’s annual financial and operational performance.

To provide a short-term incentive award to the CEO that is fully tax deductible as performance-based compensation, the Compensation Committee adopts the following approach in accordance with the 2006 Omnibus Stock and Incentive Plan (the “2006 Omnibus Plan”).  The first step is to establish a performance target and a maximum award that could be paid if the performance target were met.  For 2007, the Committee set a performance target of $1.49 Diluted EPS for the CEO’s short-term incentive award, and provided that upon attainment of that target, the CEO could be paid a maximum award of $2 million, which is the maximum award that could be paid in accordance with the 2006 Omnibus Plan. If that performance target is obtained, the Committee then decides whether it is appropriate to pay the full amount authorized or whether some smaller anount would be more appropriate.  The Committee retains this discretion to reduce the award so that it can make sure that the actual payment to the CEO falls within the targeted range of compensation for the CEO’s short-term performance incentive element based upon the achievement of the performance objectives under the PEP, described in more detail below.

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Each year, before the end of the first quarter, the Compensation Committee establishes performance objectives that must be met in whole or in part before the Company pays PEP awards. The Compensation Committee generally attempts to align the target opportunity for each Named Executive with the median rate for equivalent positions at the benchmark companies. In 2007, the target incentive opportunity for the executive officers ranged from 40% to 80% of base salary, depending on position. As described more fully below, the actual amounts paid could be changed depending on the achievement of specified performance objectives.  The Compensation Committee has the discretion to increase, reduce or eliminate a PEP award regardless of whether the performance goals applicable to the Named Executive’s incentive award have been achieved, but no such discretion was exercised in 2007, except for the CEO whose maximum award under the 2006 Omnibus Plan was reduced by about 73% so that it would fall within the targeted PEP ranges.

Financial and Operating Performance Objectives-2007

The PEP performance targets are based on factors that are essential for the long-term success of the Company and are identical to the performance objectives used in the Company’s performance plan for non-union employees.  In 2007, the financial and operating objectives were diluted earnings per share (“EPS”), cost containment (“O&M”) and customer service and core business goals relating to customer service, regulatory, reliability, project implementation and safety matters.

The measures and individual weightings for the 2007 PEP were selected by the Compensation Committee to ensure an appropriate focus on profitable growth and expense control, as well as operational and customer service excellence. This approach directs employees to work toward common goals that are in the interests of our various stakeholders including customers, employees and shareholders.

These criteria were also used in 2006 except that earnings per share did not take into account a diluted EPS measure but rather used a basic EPS measure without account dilution.  The change to diluted shares was made to work in tandem with the Company’s reporting metrics to the financial community.  Thirty percent (30%) of the PEP award is based on attaining the EPS targets, 30% is based on keeping O&M costs within a specified range, and the remaining 40% is based on the achievement of our customer service and core business goals.

The 2007 PEP measures and weighting apply to Named Executives as well as other non-union employees.

In developing the PEP performance targets, the CFO of the Company, with assistance from other personnel, compiles relevant data and makes recommendations to the Compensation Committee for a particular year, but the Compensation Committee ultimately determines the performance objectives that are adopted.

The 2007 quantative performance objectives were:

2007 Performance Objectives	Target Range
EPS	$1.55 (threshold) to $1.95 per share (outstanding)
O&M	$276 million (threshold) to $266 million (outstanding)

In addition, the 2007 customer service and core business goals were:

•	Averaging customer service response time at or below 3 minutes;
•	Volunteering community service of at least 35,000 hours by employees;
•	Completing specific departmental project goals;
•	Achieving various operational reliability goals; and
•	Maintaining OSHA incident rates at or below national average.

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2007 PEP Results

In 2007, the Company achieved $1.57 per share of diluted EPS, which was above the threshold level, but only 55% of the target level.  The Company’s O&M expenses for 2007 were $269.7 million, which was 113% of its cost containment target and the Company achieved 123% of target performance for its customer service and core business goals.  Based on these results,  the actual total weighted achievement level was 99.5% of target for 2007.  Management recommended a PEP payout of 97.5% because of the lower end performance of EPS; the Compensation Committee accepted management's recommendation and used its discretion to reduce short-term incentive payments for the Named Executives. Accordingly, in February 2008, the Compensation Committee determined that the cash incentive pool under the PEP would be created at 97.5% of proposed amounts for Named Executives other than Mr. Pignatelli, and determined that Mr. Pignatelli would receive slightly less than 30% of his maximum award, even though performance exceeded the $1.49 Diluted EPS target set for his award.  See the “Summary Compensation Table” for the payouts under the 2007 PEP awards.

Long-Term Incentive Compensation (Equity Awards)

We believe that equity awards, in tandem with our executive stock ownership guidelines discussed below, encourage ownership of Company stock by executive officers, which in turn aligns the interest of those officers with the interest of our shareholders. In addition, the vesting provisions applicable to the awards encourage a focus on long-term operating performance, link compensation expense to the achievement of multi-year financial results and help to retain executive officers.

The long-term incentive opportunity for each Named Executive is based on a multiple of salary. The current long-term incentive multiple, which is 100% of base salary for each Named Executive, was established in 2003 to retain the executives in light of a then pending merger. The value of the Named Executives’ long-term incentive multiples, which is generally consistent with the 75th percentile of benchmark practice, has been maintained for the Named Executives to strengthen the retention value of the compensation program following the termination of the proposed merger transaction in 2004 and to avoid a reduction in Named Executives’ compensation, which would allow some of the Named Executives to terminate employment for “good reason” and receive change in control severance benefits. See “Elements of Post-Employment Compensation - Change in Control” for greater detail.  While Mr. Heyman is not covered under a change in control agreement, the Compensation Committee set his long-term incentive opportunity at 100% of salary to advance internal pay equity with the other Named Executives with comparable responsibility levels. Mr. Pignatelli’s long-term incentive opportunity of 100% of salary is below the targeted 75th percentile, however, his total direct compensation falls between the median and 75th percentile.

In developing the long-term performance targets, the CFO of the Company compiles relevant data and makes recommendations to the Compensation Committee, but the Compensation Committee ultimately determines the performance objectives that are adopted for the applicable long-term plan.

For 2007, management recommended and the Compensation Committee approved long-term incentive awards consisting of stock options and performance shares, weighted 50% for each in terms of value. We believe that this balanced approach focuses the Named Executives on increasing shareholder value and achieving longer-term financial goals. Moreover, stock option grants and performance share awards are intended to qualify as performance-based compensation under Section 162(m) of the Code, which ensures that awards granted to the CEO and other Named Executives are tax deductible by the Company.

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Stock Option Grants

Options are designed, in part, to reward longer term success in Company performance that is reflected in increases in share price.  The Company’s options, granted at the market price on the date of grant, help focus executives on long-term growth.  In addition, options are intended to help retain key employees because they can be exercised in one-third increments over a three year period.  The three-year incremental vesting also keeps executives focused on long-term performance.

Performance Share Awards

Performance shares are designed, in part, to reward achievement of financial performance objectives whether or not reflected in actual share price in the short term. Performance shares also support important financial efficiency objectives by ensuring that cost is variable and incurred by the Company only to the extent that financial goals are achieved.

The 2007-2009 performance share awards are tied to the achievement of Diluted EPS (defined as EPS applied to fully diluted outstanding shares) and cash flow goals over a three-year performance period.  These goals were selected because they are considered to be the most significant drivers of long-term value creation for our shareholders.  The goals are equally weighted and the Named Executives can earn 0% to 150% of the target shares based on actual achievement of the goals.  The 2007-2009 performance share goals are set forth in the following table.

2007-2009 Performance Share Goals

Goal	Less than Threshold	Threshold	Target	Outstanding
Cumulative Diluted EPS	Less than $6.12	$6.12	$6.41	$7.40
Cumulative Cash Flow from Operations	Less than $845 million	$845 million	$865 million	$915 million

For 2007, Diluted EPS was $1.57 per share and cash flow was $322.8 million.  These one-year results will contribute towards the cumulative three-year performance period.  See the “Grants of Plan-Based Awards Table” on page 24 for the minimum, target and maximum awards for each of the Named Executives for the 2007-2009 performance share awards.

The 2006-2008 performance share awards are similar to the 2007-2009 awards but are tied to the achievement of Basic EPS (defined as EPS applied to undiluted outstanding shares), rather than Diluted EPS, and cash flow goals over the 2006-2008 performance period.  The 2006-2008 performace share goals are set forth in the following table.

2006-2008 Performance Share Goals

Goal	Less than Threshold	Threshold	Target	Outstanding
Cumulative EPS	Less than $5.80	$5.80	$6.07	$6.38
Cumulative Cash Flow from Operations	Less than $879.6 million	$879.6 million	$ 888.3 million	$901.1 million

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For 2006, Basic EPS was $1.96 per share and cash flow was $282.5 million, and for 2007,  Basic EPS was $1.64 per share and cash flow was $322.8 million. These two-year results will contribute towards the cumulative three-year performance period.  See the “Outstanding Equity Awards Table” on page 25 for the number and market value of unearned share awards for each of the Named Executives.

2005-2007 Long-Term Incentive Plan

During 2004 and 2005, the Company did not have shares available for stock awards under a shareholder approved incentive plan so it adopted a cash incentive based long-term incentive plan (“LTIP”) during that period.  The 2005-2007 LTIP was based on the achievement of two performance goals, EPS and UniSource Energy consolidated operating cash flow, over the three-year period 2005-2007.  The three-year performance results for 2005-2007 fell short of the threshold payout level and accordingly, no payouts were made.   The absence of a payout under the 2005-2007 LTIP did not influence any other compensation decisions made in 2007 or 2008.

The targets and goals discussed above are disclosed in the limited context of UniSource Energy’s compensation programs and should not be understood to be statements of management’s estimates of results or other guidance.  UniSource Energy specifically cautions investors not to apply these statements to other contexts.

Equity Grant Timing and Practice

Generally, during the first quarter following the close of a fiscal year, the Compensation Committee approves the long-term incentive awards to be granted for the upcoming year, including the type of equity to be granted, as well as the size of the awards for Named Executives. In determining the type and aggregate size of awards to be provided, as well as the performance metrics that will apply, the Compensation Committee considers the strategic goals of the Company, trends in corporate governance, accounting impact, tax deductibility, cash flow considerations, the impact on EPS and the number of shares that would be required to be allocated for the award and the resulting impact to shareholders.  When the Compensation Committee approves grants of plan-based equity awards, the exercise price is set at the market closing price of UniSource Energy common stock on the date that the grant is made.  Awards are not coordinated with the release of material non-public information.

In addition, the Company does not typically provide for off-cycle stock option grants and has no specific number of shares under the 2006 Omnibus Plan set aside for such grants.  However, occasionally in connection with a new hire of an executive, such a grant may be made to the extent approved by the Compensation Committee.  The exercise price of any off-cycle option granted to a newly hired executive will be the closing market price on the date that the Compensation Committee approves any such award, consistent with the pricing practices associated with on-cycle plan-based equity awards.

STOCK OWNERSHIP POLICY

To further support our objective of aligning management and shareholder interests, we adopted a formal stock ownership policy, which encourages all officers to accumulate a substantial ownership stake in Company shares. The policy has the following key features:

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Participants are encouraged to accumulate Company shares with a target value of a multiple of their base salary, ranging from one times base salary for Vice Presidents, three times for senior Vice Presidents and five times for our CEO.

•
If a participant has not yet reached the applicable target ownership requirement, he or she is expected to retain a portion of the net after-tax shares acquired from any stock option exercise, vesting of restricted stock or payments related to the performance share program.  The applicable retention rates are 100% for the CEO, 50% for Named Executives who are senior vice presidents and 25% for the other vice presidents.

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•	Unexercised stock options, unvested stock options and unearned performance shares do not count towards meeting the ownership guidelines.

Annually, management provides a report to the Compensation Committee regarding the number and value of the shares held by each officer subject to the guidelines. As of December 31, 2007, all of the Named Executives who were hired before 2005, including the CEO, have achieved their target ownership level.  The Named Executive who was hired after 2005 is making progress toward meeting the guideline.

OTHER COMPENSATION

Perquisites

The Company provides Named Executives with limited personal benefits and perquisites.  These are not tied to any formal individual or Company performance criteria but are intended to enhance the attraction and overall retention value of the executive compensation program and be responsive to similar benefits provided to executives and other key personnel in other similar companies in the industry.  As a benefit,  the Company from time to time reimburses certain executives for business or similar social club initiation fees and periodic special assessments.  The Company also reimburses executives for the travel expenses of their spouses incurred in connection with the annual Board strategic retreat.  Moreover, in the past, executive officers, along with managers and certain other supervisory personnel, have been provided with the use of a vehicle, and related vehicle operating costs of fuel and car insurance have been paid for by the Company.  However, effective January 1, 2008, the Board adopted a new policy going forward wherein officers will no longer be provided with a car benefit.  This change was made to reduce liability exposure for employee personal use and to provide vehicle use to employees based more closely on parameters tied to work-related needs. In consideration of the elimination of this benefit, the Company made a one-time salary increase of $6000 which was included in the Named Executives’ salary increases for 2008.  For identification of specific perquisites and associated values, refer to the “Summary Compensation Table” on page 22.

Retirement Benefits

Our Named Executives are also eligible to participate in certain employee benefits plans and arrangements offered by the Company. These include the Tucson Electric Power Company 401(k) Plan, the Tucson Electric Power Company Salaried Employees Retirement Plan (the “Retirement Plan”), the Tucson Electric Power Company Excess Benefits Plan (the “Excess Benefits Plan”) and the Management and Directors Deferred Compensation Plan (the “DCP”).  A description of the pension and other retirement plans is provided under “Elements of Post-Employment Compensation-Retirement and Other Benefits,” below.

ELEMENTS OF POST-EMPLOYMENT COMPENSATION

Termination and Change in Control

In 1998, TEP, a wholly owned subsidiary of the Company, entered into Change in Control Agreements (“Change in Control Agreements” or “Agreements”) with all of the then Named Executives to help keep them focused on their work responsibilities during the uncertainty that accompanies a change in control, to provide benefits for a period of time following certain terminations of employment after a change in control event or transaction and to help us attract and retain key personnel. Some of these Agreements remain in effect until 2010.  See discussion following the “Potential Payments upon Termination or Change in Control Table” on page 30.

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Retirement and Other Benefits

Benefits Generally

The Company offers retirement and other core benefits to its employees, including executive officers, in order to provide them with a reasonable level of financial support in the event of illness or injury and to enhance productivity and job satisfaction.  The benefits are the same for all employees and executive officers and include medical and dental coverage, disability insurance and life insurance.  In addition, the Tucson Electric Power Company 401(k) Plan and the Retirement Plan provide a reasonable level of retirement income reflecting employees’ careers with the Company. All employees, including executive officers, participate in these plans; the cost of these benefits (other than the Retirement Plan) is partially borne by the employee, including each executive officer. To the extent that any officer’s retirement benefit exceeds Internal Revenue Service (“IRS”) limits for amounts that can be paid through a qualified plan, the Company also offers non-qualified retirement plans, including the Excess Benefits Plan and the DCP. These plans provide only the difference between the calculated benefits and the IRS limits.  For more information on retirement and certain related benefits, see the discussion following the “Pension Benefits Table” on page 28 and the “Non-Qualified Deferred Compensation Table” on page 29.

IMPACT OF REGULATORY REQUIREMENTS

Under Section 162(m) of the Code, compensation paid to the CEO and to the three other  most highly compensated Named Executives (other than the CEO and CFO) in excess of $1,000,000 annually is not deductible for federal income tax purposes unless the compensation is awarded under a performance-based plan approved by the shareholders.  With respect to performance-based compensation, Section 162(m) of the Code requires that performance metrics be set within 90 days of the commencement of the performance period. Accordingly, the Compensation Committee schedules its meetings so that the incentive-based compensation programs designed to provide performance-based compensation, within the meaning of Code section 162(m), are approved during the first quarter of the year.  To the extent that the Company complies with the performance-based compensation provision of Section 162(m), the awards granted to the CEO and other Named Executives are tax deductible by the Company.  For 2007, the Company believes that there was no executive compensation that was not tax deductible.

The Compensation Committee believes that it is in the best interest of the Company to receive maximum tax deductibility for compensation paid to the CEO and three highest compensated Named Executives other than the CEO and CFO under Section 162(m) of the Code, although to maintain flexibility in compensating Named Executives in a manner designed to promote varying corporate goals, the Compensation Committee may award compensation that is not fully deductible under certain circumstances.  The Company’s compensation plans reflect the Compensation Committee’s intent and general practice to pay compensation that the Company can deduct for purposes of federal income tax.  Executive compensation decisions, however, are multifaceted.  The Compensation Committee reserves the right to pay amounts that are not tax deductible to meet the design goals of our executive compensation program.

The Compensation Committee also considers other financial implications when developing and implementing the Company’s compensation program, including accounting costs, cash flow impact and potential share dilution.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is made up of eight directors who are independent based upon independence criteria established by our Board, which criteria are in compliance with applicable NYSE listing standards. The Board previously adopted a written charter for the Compensation Committee. The Compensation Committee Charter is available for inspection on the Company’s website at www.UNS.com.

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The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section required by Item 402(b) of SEC Regulation S-K and contained in this Proxy Statement.  Based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the 2008 Proxy Statement.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Harold W. Burlingame, Chair
Lawrence J. Aldrich
Barbara M. Baumann
John L. Carter
Robert A. Elliott
Daniel W. L. Fessler
Ramiro G. Peru
Joaquin Ruiz

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SUMMARY COMPENSATION TABLE—2007

The following table sets forth summary compensation information for the years ended December 31, 2006 and December 31, 2007 for our CEO, our Chief Financial Officer and three other most highly compensated Named Executives:

Name and Principal Position	Year ($)	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value and Non- Qualified Deferred Comp- ensation Earnings ($)(4)	All Other Compen- sation ($)(5)	Total ($)
James S. Pignatelli Chairman, President and Chief Executive Officer	2007 2006	694,438 666,923	97,755 95,476	319,336 339,742	791,000 867,500	0 210,550	262,236 17,646	2,164,765 2,197,837
Kevin P. Larson Senior Vice President and Chief Financial Officer	2007 2006	299,814 288,462	62,731 41,317	85,372 32,671	237,632 259,184	0 74,313	49,237 15,352	734,786 711,299
Michael J. DeConcini Senior Vice President and Chief Operating Officer, Transmission and Distribution	2007 2006	300,178 288,462	62,731 41,317	85,372 32,671	243,608 265,196	0 38,573	74,960 14,768	766,849 680,987
Raymond S. Heyman Senior Vice President and General Counsel	2007 2006	304,077 288,462	62,731 41,317	208,484 155,783	146,000 167,000	43,651 65,352	14,183 14,020	779,126 731,934
Karen G. Kissinger Vice President, Controller and Chief Compliance Officer	2007	236,731	49,647	67,598	179,648	0	13,011	546,635

(1)  The amounts included in the “Stock Awards” column represent the compensation expense recognized by the Company for performance share awards granted to the Named Executives in 2007 and 2006, calculated in accordance with Statement of Financial Accounting Standards share based payment (revised 2004) (“FAS 123R”). The Company’s FAS 123R assumptions used in these calculations are set forth on pages 137-140 of our annual report on Form 10-K filed with the SEC on February 29, 2008 and available on the Company’s website at www.UNS.com.  These amounts disregard estimates of forfeitures related to service based vesting conditions. There were no forfeitures in 2007.

(2)  The amounts included in the “Option Awards” column represent the compensation expense recognized by the Company for stock option awards granted to the Named Executives in 2007 and 2006 and a 2005 stock option award to Mr. Heyman, calculated in accordance with FAS 123R. The Company’s FAS 123R assumptions used in these calculations are set forth on pages 137-140 of our annual report on Form 10-K filed with the SEC on February 29, 2008 and available on the Company’s website at www.UNS.com.  Since Mr. Pignatelli is retirement eligible, his accruals in 2007 and 2006 were expensed at the date of the award rather than expensed over a three-year vesting period. These amounts disregard estimates of forfeitures related to service based vesting conditions.

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(3)  The Non-Equity Incentive Plan Compensation listed on this table reflects for 2006, the second of three installments associated with the 2004 long-term incentive plan (“LTIP”) awards plus the payout under the 2006 PEP awards and for 2007, the third of three installments associated with the 2004 LTIP awards and the payout under the 2007 PEP awards. The 2007 payouts under the 2004 LTIP awards were as follows: Mr. Pignatelli, $249,000; Mr. Larson, $91,632; Mr. DeConcini, $97,608; Ms. Kissinger, $87,648.  The 2007 PEP awards included in this column were paid during the first quarter of 2008, and are as follows:  Mr. Pignatelli, $542,000; Mr. Larson, $146,000; Mr. DeConcini, $146,000; Mr. Heyman, $146,000; Ms. Kissinger, $92,000.

(4)  This column reflects the change in the actuarial present value of the accumulated benefit under all defined benefit plans (the Retirement Plan and Excess Benefits Plan).  Due to a change in actuarial assumptions for the 2007 measurement date, the change in pension value for four of the Named Executives was negative for 2007, and in accordance with the SEC rules, we report these amounts as zero.  DCP earnings are not reflected in this column because our non-qualified DCP does not provide participants with above-market earnings.  Our non-qualified DCP offers participants a menu of investment options and these accounts provide participants with a return based on their selection of investment opportunities.

(5)  The amounts in the “All Other Compensation” column include (i) the value of dividend equivalents with respect to restricted stock units and stock options, expensed in accordance with FAS 123R, and (ii) the following payments that we made on behalf of the Named Executives:

Name	Year	Car Benefit ($)	Qualified Plan 401(k) Matching Contributions ($)	Non- Qualified Plan 401(k) Matching Contributions ($)	Club Member- ships ($)	Spouse Travel ($)	Total ($)
James S. Pignatelli	2007	4,333	10,125	5,375	1,080	400	21,313
Kevin P. Larson	2007	4,055	10,125	3,358	0	199	17,737
Michael J. DeConcini	2007	575	10,125	3,358	1,080	563	15,701
Raymond S. Heyman	2007	500	10,125	3,558	0	0	14,183
Karen G. Kissinger	2007	1,322	10,125	528	0	0	11,975

The “Car Benefits,” “Club Memberships,” and “Spouse Travel” columns include the incremental cost to the Company of such benefits.  For the car benefit, the incremental cost includes the cost of fuel and maintenance of a vehicle provided to the Named Executive for personal use; this benefit no longer became applicable as of January 1, 2008, at which time the Board adopted a new policy that no longer provides for a car benefit to officers.  See “Other Compensation, Perquisites” section of the Compensation Discussion and Analysis above.  Until the adoption of the new policy, the Company also paid for the auto insurance, but that cost was immaterial and cannot be quantified because the insurance was provided through a comprehensive policy that covers many insurable risks and the underwriters do not provide any cost allocation information.  Spouse travel costs include airfare for the Named Executives’ spouses for the annual Board retreat.

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GRANTS OF PLAN-BASED AWARDS—2007

The following table sets forth information regarding plan-based awards to our Named Executives in 2007.  The compensation plans under which the grants in the following table were made are generally described in the “Compensation Discussion and Analysis” section, beginning on page 11 and include the UniSource Energy PEP, which provides for non-equity (cash) performance awards, and the 2006 Omnibus Plan, which provides for equity-based performance awards including stock options and performance shares.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Under- lying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Awards ($)(5)
		Thresh- old ($)(1)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
James S. Pignatelli	2/27/2008	278,000	556,000	834,000
	3/20/2007				4,755	9,510	14,265			48,006
	3/20/2007							39,300	37.88	319,336
Kevin P. Larson	2/27/2008	75,000	150,000	225,000
	3/20/2007				2,050	4,100	6,150			35,477
	3/20/2007							16,960	37.88	36,366
Michael J. DeConcini	2/27/2008	75,000	150,000	225,000
	3/20/2007				2,050	4,100	6,150			35,477
	3/20/2007							16,960	37.88	36,366
Raymond S. Heyman	2/27/2008	75,000	150,000	225,000
	3/20/2007				2,050	4,100	6,150			35,477
	3/20/2007							16,960	37.88	36,366
Karen G. Kissinger	2/27/2008	47,400	94,800	142,200
	3/20/2007				1,620	3,240	4,860			28,033
	3/20/2007							13,400	37.88	28,733

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(1)  The amounts shown in this column reflect the range of payouts (50%-150%) targeted for 2007 performance under the Company’s PEP, as described in the “Short-Term Incentive Compensation” section of the Compensation Discussion and Analysis above. These amounts are based on the individual’s current salary and position.  The amount of cash incentive actually paid under the PEP for 2007 is reflected in the Summary Compensation Table above.

(2)  The amounts shown in this column reflect the range (50%-150%) of grants in the form of performance shares targeted for 2007 performance under the 2006 Omnibus Plan for long-term incentive compensation, as described in the “Long-Term Incentive Compensation” section of the Compensation Discussion and Analysis above.

(3)  Stock options granted under the 2006 Omnibus Plan are described in the Outstanding Equity Awards at Fiscal Year-End Table below.  Options are granted at 100% of the fair market value on the date of grant; they vest in one-third increments over a three year period and expire after 10 years.

(4)  Exercise price for the March 20, 2007 stock option award was $37.88, which was the closing price of the Company’s common stock on the NYSE on the grant date.

(5)  This amount has been determined in accordance with FAS 123R based on the fair value of our common stock as of the grant date of $37.88 per share for 2007 awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – 2007

The following table summarizes the number of securities underlying outstanding plan awards for each Named Executive as of December 31, 2007:

	Option Awards (1)				Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexer- cisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
James S. Pignatelli	45,096		15.56	7/9/2008
	114,500		12.28	7/16/2009
	175,000		15.28	8/3/2010
	150,000		17.91	8/2/2011
	150,000		18.12	1/2/2012
	21,226		17.84	5/9/2013
	15,336	30,674	30.55	5/5/2016
		39,300	37.88	3/20/2017
					5,580	176,049
					7,133	225,030

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Kevin P. Larson	17,000		15.28	8/3/2010
	35,000		18.12	1/2/2012
	7,783		17.84	5/9/2013
	6,636	13,274	30.55	5/5/2016
		16,960	37.88	3/20/2017
					2,415	76,193
					3,075	97,016
Michael J. DeConcini	4,000		15.56	7/9/2008
	8,900		12.28	7/16/2009
	40,000		15.28	8/3/2010
	30,000		17.91	8/2/2011
	40,000		18.12	1/2/2012
	8,137		17.84	5/9/2013
	6,636	13,274	30.55	5/5/2016
		16,960	37.88	3/20/2017
					2,415	76,193
					3,075	97,016
Raymond S. Heyman	33,334	16,666	33.55	9/15/2015
	6,636	13,274	30.55	5/5/2016
		16,960	37.88	3/20/2017
					2,415	76,193
					3,075	97,016

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Karen G. Kissinger	7,000		17.91	8/2/2011
	1,152		18.12	1/2/2012
	5,263	10,527	30.55	5/5/2016
		13,400	37.88	3/20/2017
					1,915	60,418
					2,430	76,667

(1)  All options listed above vest at a rate of 33 1/3% per year over the first three years of the 10-year option term.

(2)  Performance shares vest after three years based on performance of the cumulative goals over the applicable three-year period.

(3)  Represents the market value of unearned performance shares calculated based on the prorated achievement of the EPS goal at threshold and the cash flow goal at target, because the Company would have achieved those levels of performance if the performance period had ended on December 31, 2007 and taking into account the closing Company stock market price on December 31, 2007.

OPTION EXERCISES AND STOCK VESTED

The following table includes certain information with respect to the options exercised by our Named Executives during the year ended December 31, 2007:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)
James S. Pignatelli	29,950	581,963
Kevin P. Larson	30,700	668,059

(1)           Of shares exercised, the following numbers of shares were due to options that otherwise would have expired during the year:  James S. Pignatelli, 16,800.  Mr. Larson retained 22,949 of the shares acquired through the exercise of the options indicated above.

(2)           For options that are exercised in cashless transactions, we base this value on the spread between the exercise price and the actual price at which the shares of common stock are sold in the market.  For options that are exercised and retained by the Named Executive, we base this value on the spread between the exercise price and the actual market price of our common stock at the time of exercise.

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PENSION BENEFITS

The following table shows the present value of accumulated benefits payable to each of the Named Executives, including the number of years of service credited to each such Named Executive, under each of the Retirement Plan and the Excess Benefits Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements as set forth on pages 131-137 of the Company’s Annual Report on Form 10-K. Information regarding the Retirement Plan and the Excess Benefits Plan can be found under the heading “Retirement and Other Benefits” on page 20.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
James S. Pignatelli	Tucson Electric Power Salaried Employees Retirement Plan (1)	13.25	451,066	0
	Tucson Electric Power Excess Benefits Plan (2)	13.25	3,859,122	0
Kevin P. Larson	Tucson Electric Power Salaried Employees Retirement Plan (1)	22.75	322,931	0
	Tucson Electric Power Excess Benefits Plan (2)	22.75	299,931	0
Michael J. DeConcini	Tucson Electric Power Salaried Employees Retirement Plan (1)	19	168,535	0
	Tucson Electric Power Excess Benefits Plan (2)	19	228,325	0
Raymond S. Heyman	Tucson Electric Power Salaried Employees Retirement Plan (1)	2.25	34,936	0
	Tucson Electric Power Excess Benefits Plan (2)	2.25	86,933	0
Karen G. Kissinger	Tucson Electric Power Salaried Employees Retirement Plan (1)	16.92	271,943	0
	Tucson Electric Power Excess Benefits Plan (2)	16.92	305,413	0

(1)  The Retirement Plan is intended to meet the requirements of a qualified benefit plan for Code purposes, and is funded by the Company and made available to all eligible employees.  The Retirement Plan provides an annual income upon retirement based on the following formula:

1.6%   x   years of service (up to 25 years)   x   final average pay

Final average pay is calculated as the average of basic monthly earnings on the first of the month following the employee’s birthday during the five consecutive plan years in which basic monthly earnings were the highest, within the last 15 plan years before retirement.  Years of service are based on years and months of employment.  A Retirement Plan participant is fully vested in his or her retirement benefit after five years of service. The maximum benefit available under the Retirement Plan is an annual income of 40% of final average pay (as defined above).  Plan compensation for purposes of determining final average pay is limited by IRS compensation limits under Code Section 401(a)(17). For 2007, the limit was $225,000 in annual income. Employees are eligible to retire early with an unreduced pension benefit if (i) the combination of their age and years of service equals or exceeds 85 or (ii) they are age 62 and have completed 10 years of service.  All optional forms of the benefit are actuarially equivalent.

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(2)  The Retirement Plan is subject to Code limitations on the amount of compensation that can be taken into account and on the amount of benefits that can be provided. The Excess Benefits Plan provides retirement benefits to officers in addition to the maximum amount of benefits payable under the Retirement Plan.  The Excess Benefits Plan retirement benefit is calculated generally using the same pension formula as the Retirement Plan formula but with some modifications.  Compensation for purposes of the Excess Benefits Plan is determined without regard to IRS limits on compensation and by including voluntary salary reductions to the DCP, and any annual incentive payment received under the PEP.  The retirement benefit payable from the Excess Benefits Plan is reduced by the benefit payable to that person from the Retirement Plan.  Full vesting occurs after five years of service.  Benefits are payable in a lump sum or annuity, at the retiree’s election.

Benefits under the Excess Benefits Plan are provided to officers but, with limited exceptions, are not generally available to other employees.  These benefits are not tied to any formal individual or Company performance criteria but are intended to enhance the attraction and retention value of the executive compensation program and are consistent with similar competitive compensation benefits made available to executives in the industry.

NON-QUALIFIED DEFERRED COMPENSATION

UniSource Energy sponsors the DCP for directors, officers and certain other employees of UniSource Energy.  Under the DCP, employee participants are allowed to defer on a pre-tax basis up to 100% of base salary and cash bonuses and non-employee director participants are allowed to defer up to 100% of their cash compensation.  This deferral plan also allows the executive employee participants to obtain the 401(k) Company match beyond the IRS-prescribed contribution and salary limitations of the Company’s 401(k) Plan.  The Company makes contributions to the DCP coincident with the deferrals made by the participants.  The deferrals are used to purchase trust owned life insurance which is held in a rabbi trust.  The deferred amounts are valued daily as if invested in one or more of a number of investment funds, including UniSource Energy stock units, each of which may appreciate or depreciate in value over time.  The choice of investment funds is determined by the individual participant.

We believe this plan assists with our attraction and retention objectives since it provides an industry-competitive and tax-efficient benefit to our executives. The DCP is not funded by the Company and participants have an unsecured contractual commitment by the Company to pay amounts owed under the DCP.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
James S. Pignatelli	120,000	5,100	(88,789)	0	1,611,959
Kevin P. Larson	0	3,081	(4,257)	0	32,787
Michael J. DeConcini	0	3,081	(2,862)	0	21,820
Raymond S. Heyman	0	3,081	(442)	0	2,638
Karen G. Kissinger	0	415	(7,906)	0	62,383

(1)  Represents contributions to the DCP by the Named Executives during the year.  These amounts are included in the salary column of the “Summary Compensation Table” above.

(2)  Represents the total market based earnings (losses) for the year on all deferred compensation under the plan based on the investment returns associated with the investment choices made by the Named Executive.  Amounts in this column are not included in the “Summary Compensation Table.”

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The following table shows the deemed investment options available, and the annual rate of return for the calendar year ended December 31, 2007, under the DCP.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Fidelity Retirement Money Market	5.12%	Fidelity Spartan Us Equity Index	5.43%
Fidelity Intermediate Bond	3.96%	Fidelity Growth Company	19.89%
Janus Flexible Bond	6.87%	Fidelity Low Price Stock	3.16%
Fidelity Asset Manager	6.33%	Janus Worldwide	9.23%
Fidelity Equity-Income	1.40%	UniSource Energy Corporation Stock	(11.30%)
Fidelity Magellan	18.83%

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table and summary set forth potential payments payable to our Named Executives upon termination of employment or a change in control.  The table below reflects amounts payable to our Named Executives assuming their employment was terminated on December 31, 2007:

Name	If Retirement or Voluntary Termination Occurs (1)	If “Change In Control” Termination Occurs ($) (2)	If Death or Disability Occurs ($) (3)
James S. Pignatelli	--	0	0
Kevin P. Larson	--	2,703,147	0
Michael J. DeConcini	--	2,685,846	0
Raymond S. Heyman	--	0	0
Karen G. Kissinger	--	1,466,510	0

(1)  In the event of retirement or voluntary termination, each of the Named Executives would be entitled to receive vested and accrued benefits payable from the Retirement Plan and the Excess Benefits Plan, but no form or amount of any such payment would be increased or otherwise enhanced nor would vesting be accelerated with respect to such plans.  In addition, no accelerated vesting of options or performance shares would occur.  Retirement Plan and Excess Benefits Plan information for the Named Executives is set forth in the “Pension Benefits Table” above.  Mr. Heyman is not vested in the retirement plans as of December 31, 2007.

(2)  If a change in control occurs, and an officer’s employment is terminated by TEP (other than due to the officer’s acceptance of another position or for cause), or if the officer terminates employment because of a reduction in salary, responsibility, compensation or for certain other stated reasons, the officer is entitled to severance benefits. These include: a) severance payout, b) pro-rated bonus, c) accelerated vesting of stock options, d) performance shares payout, e) enhanced retirement benefits, f) medical benefits continuation [for five years], and g) tax gross-up. In December 2006, James S. Pignatelli waived all rights under his Change in Control Agreement and terminated the Agreement to which he and TEP had been party.  Mr. Heyman does not have a Change in Control Agreement.  The breakout of the above referenced elements for the three Named Executives is as follows:

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Named Executive	Cash ($)	Prorated Bonus ($)	Stock Options ($)	Performance Shares ($)	Enhanced Benefits ($)	Pension ($)	Tax Gross-up ($)	Total ($)
Kevin P. Larson	1,350,000	150,000	13,273	281,742	64,427	118,587	725,118	2,703,147
Michael J. DeConcini	1,350,000	150,000	13,273	281,742	73,258	66,823	750,750	2,685,846
Karen Kissinger	995,400	94,800	10,527	223,059	74,949	67,776	0	1,466,510

(3)  Amounts in this column reflect the value of all unvested options that would accelerate upon the death or disability of the Named Executives, but at December 31, 2007, there is no intrinsic value to the unvested options that would accelerate because the market value at that date is less than the exercise price of the unvested options.    There is no acceleration of performance shares.  In addition, in the event of death, the Named Executive’s survivor would be entitled to receive a death benefit in the form of a lump sum or survivor annuity which is principally funded from the Retirement Plan and Excess Benefits Plan.  The amount payable to the survivor would be less than the amount that would otherwise have been payable to the Named Executive had the Named Executive survived and received retirement benefits under the Retirement Plan and Excess Benefits Plan.  There would be no enhancements as to form, amount or vesting of such benefits in the event of a Named Executive’s death. The survivor would also receive life insurance proceeds from the life insurance coverage provided by the Company under the employee life insurance benefit.

For the purpose of the Change in Control Agreements, a change in control includes the acquisition of beneficial ownership of 30% of the common stock of UniSource Energy, certain changes in the Board, approval by the shareholders of certain mergers or consolidations or certain transfers of the assets of UniSource Energy. The Agreements provide that each officer shall be employed by TEP or one of its subsidiaries or affiliates, in a position comparable to his current position, with compensation and benefits, which are at least equal to his then current compensation and benefits, for an employment period of five years after a change in control (subject to earlier termination due to the officer’s acceptance of a position with another company or termination for cause).

The Agreements are in effect until the later of: (i) five years after the date either TEP or the officer gives written notice of termination of the Agreement, or (ii) if a change in control occurs during the term of the Agreements, five years after the change in control.  On March 29, 2004, a change in control occurred for purposes of the Agreements when our shareholders, at a special meeting, approved the acquisition agreement that provided for an affiliate of Saguaro Utility Group L.P. to acquire all of our outstanding shares of common stock.

On March 3, 2005, TEP provided the officers of the Company with written notice of termination of the Agreements effective March 3, 2010, the fifth anniversary of the date of the written notice of termination.  In December 2006, the CEO of the Company waived all rights he otherwise would have had for the remaining effective period under his Agreement and terminated the Agreement to which he and TEP had been party.

During the remaining term of the Agreements currently in effect, in the event that an officer’s employment is terminated by TEP (with the exception of termination due to the officer’s acceptance of another position or for cause), or if the officer terminates employment because of a reduction in position, responsibility, compensation or for certain other stated reasons prior to March 3, 2010, the officer is entitled to severance benefits in the form of: (i) a lump sum payment equal to the present value of three times the sum of annual salary and target bonus (“cash severance”), (ii) the present value of the additional amount (including any amount under the Excess Benefits Plan) the officer would have received under the Retirement Plan if the officer had continued to be employed for the five-year period after a change in control occurs, plus (iii) the present value of any employee award under the 2006 Omnibus Plan or any successor plan, which is outstanding at the time of the officer’s termination (whether vested or

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not), prorated based on length of service.  Such officer is also entitled to continue to participate in TEP’s health, death and disability benefit plans for five years after the termination. The Agreements further provide that TEP will make a payment to the officer to offset any golden parachute excise taxes that may be imposed in accordance with Code sections 280G and 4999.  Any payments made in respect of such excise taxes are not deductible by us. Cash severance would also be paid under the Agreements if an officer dies or becomes disabled prior to March 3, 2010.

Beginning in 2006, all long-term incentive awards contain a “double trigger” vesting provision, which provides for accelerated vesting only if outstanding awards are not assumed by an acquirer or the Named Executive is terminated without cause within 24 months of a change in control. The double trigger, which is viewed as a corporate governance “best practice”, ensures that the Named Executives do not receive accelerated benefits unless they are adversely affected by the change in control.

Other than the Agreements described above, we have not entered into any other severance agreements or employment agreements with any Named Executives.

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DIRECTOR COMPENSATION

The following table summarizes the compensation earned by non-employee directors of the Company for the year ended December 31, 2007:

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($) (3)(4)(5)	All Other Compensation ($)(6)	Total ($)
Lawrence J. Aldrich	69,000	44,790	4,414	118,204
Barbara M. Baumann	81,000	38,125	1,986	121,111
Larry W. Bickle	67,750	44,790	3,620	116,160
Elizabeth T. Bilby	65,000	44,790	4,802	114,592
Harold W. Burlingame	79,625	44,790	5,453	129,868
John L. Carter	96,000	44,790	4,202	144,992
Robert A. Elliott	79,625	44,790	1,676	126,091
Daniel W. L. Fessler	73,000	130,750	2,364	206,114
Kenneth Handy	75,000	44,790	5,573	125,363
Warren Y. Jobe	78,750	44,790	5,138	128,678
Ramiro G. Peru	0	0	0	0
Gregory A. Pivirotto	0	0	0	0
Joaquin Ruiz	72,000	38,125	1,986	112,111

(1)  Mr. James S. Pignatelli, the President and CEO, is not included in this table as he is an employee of the Company and thus receives no compensation for his service as director.  The compensation received by Mr. Pignatelli as an employee of the Company is shown in the “Summary Compensation Table.”

(2)  In 2007, each non-employee director received a $40,000 annual cash retainer, $1,000 for each Board meeting attended and $1,000 for each committee meeting attended.  For each of Lawrence J. Aldrich, Barbara M. Baumann, Elizabeth T. Bilby, Harold W. Burlingame, Kenneth Handy and Joaquin Ruiz, 100% of fees earned in 2007 were deferred into the DCP.  The non-employee director committee chairpersons and Lead Director received cash retainers in 2007 for those responsibilities. The chairperson and Lead annual retainers were as follows:  Lead Director, $20,000; Audit Chair, $10,000; Compensation and Corporate Governance Chairs, $7,500; all other committee chairs, $5,000.

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(3)  Each non-employee director received an annual restricted stock unit award valued at $45,000 in 2007.  Values reflected in the table are consistent with FAS 123R grant date fair value and include amortization of a portion of a May 2006 award and January 2005 award.  This amount disregards estimates of forfeitures related to service based vesting conditions.  Each of the directors in office on May 11, 2007 were awarded 1,177.7 restricted stock units at a fair market value share price of $38.21.  After a one year vesting period the restricted stock units convert to deferred stock units payable one year after retirement or termination of Board service.  The award price for the annual director equity award was the closing price on the date of grant.

In May 2007, the Compensation Committee approved a grant of 4,902.5 restricted stock units to Mr. Fessler.  Mr. Fessler had served as a director on the UniSource board of directors from 1998 and retired in 2003.  In 2005, Mr. Fessler rejoined the UniSource board as a director.  Upon Mr. Fessler’s initial retirement from the board in 2003, Mr. Fessler had 7,201 vested stock options outstanding under the 1994 Outside Directors Stock Option Plan.  At the time of his retirement, UniSource Energy mistakenly informed Mr. Fessler that the options would expire at the end of their original terms.  However, under the terms of the plan, the options expired six months after his retirement.  In reliance on the mistaken information, Mr. Fessler failed to exercise the options prior to their expiration.  The grant in May 2007 was in an amount intended to restore Mr. Fessler to the position he would have been in had he exercised the options at the end of the six month period after his retirement and held the stock received upon such exercise through the date of the May 2007 award.

(4)  As of December 31, 2007, Mr. Aldrich held 5,277 stock units (including dividend equivalent stock units); Mrs. Baumann held 3,751 stock units (including dividend equivalent stock units). Dr. Bickle held 4,381 stock units (including dividend equivalent stock units); Mrs. Bilby held 5,717 stock units (including dividend equivalent stock units); Mr. Burlingame held 6,452 stock units (including dividend equivalent stock units); Mr. Carter held 5,036 stock units (including dividend equivalent stock units); Mr. Elliott held 4,218 stock units (including dividend equivalent stock units); Mr. Fessler held 8,986 stock units (including dividend equivalent stock units); Mr. Handy held 6,587 stock units (including dividend equivalent stock units); Mr. Jobe held 6,096 stock units (including dividend equivalent stock units); and Mr. Ruiz held 3,751 stock units (including dividend equivalent stock units). Mr. Pivirotto and Mr. Peru, newly appointed to the Board in December 2007, were each granted 1,565 restricted stock units on February 11, 2008.

(5)  As of December 31, 2007, Mr. Aldrich  held 8,358 stock options; Dr. Bickle held 11,558 stock options; Mrs. Bilby held 10,358 stock options; Mr. Burlingame held 11,558 stock options; Mr. Carter held 4,358 stock options; Mr. Elliott held 1,196 stock options; Mr. Fessler held 2,358 stock options; Mr. Handy held 6,358 stock options; and Mr. Jobe held 6,358 stock options.

(6)  Amounts represent the value of dividend equivalents associated with restricted stock units and stock option awards held by the Directors, expensed in accordance with FAS 123R.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plans

Our only equity-based compensation plan that has not been approved by shareholders is the DCP. Shareholder approval of the DCP has not been required because the provisions of the DCP permit the Company to payout deferred shares accumulated under the DCP in the form of cash. Under the DCP, certain eligible officers and other employees selected for participation, and non-employee members of the Board, may elect to defer a percentage of the compensation or fees that would otherwise become payable to the individual for his services to us. We also credit DCP accounts of employees participating in our 401(k) Plan with the additional amount of UniSource Energy matching contributions that the participant would have been entitled to under the 401(k) Plan if certain Code limits did not apply to limit the amount of UniSource Energy matching contributions made under the 401(k) Plan. Each participant in the DCP may elect that his deferrals be credited in the form of deferred shares instead of cash. Deferred shares are bookkeeping entries that, when payable, will be paid in the form of an equivalent number

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of shares of UniSource Energy common stock, subject to shareholder approval prior to the issuance of any such shares, or in cash if the Company so elects. Deferred shares accrue dividend equivalents, credited in the form of additional deferred shares, as dividends are paid by UniSource Energy on its issued and outstanding common stock. Each participant elects the time and manner of payment (lump sum or installments) of his deferred shares under the DCP. Any shares used to satisfy our common stock obligations under the DCP will be shares that have been purchased on the open market. To date, payment of deferred amounts have been only in the form of cash.

Equity Compensation

The following table sets forth information as of December 31, 2007, with respect to UniSource Energy’s equity compensation plans.

Plan Category	Number of Shares of UniSource Energy Common Stock to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options	Number of Shares of UniSource Energy Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity Compensation Plans Approved by Shareholders (1)	1,780,457 (2)	$21.21469 (3)	1,775,492 (1)
Equity Compensation Plans Not Approved by Shareholders	72,105 (4)	--	-- (5)
Total	1,852,562	--	--

(1)  The equity compensation plans that have been approved by shareholders are the UniSource Energy Corporation 1994 Omnibus Stock and Incentive Plan (“1994 Stock and Incentive Plan”), the UniSource Energy Corporation 1994 Outside Director Stock Option Plan (the “1994 Directors Plan”) and the 2006 Omnibus Plan.  Awards were made under the 1994 Stock and Incentive Plan and the 1994 Directors Plan until February 2004 at which time no further awards could be made under those plans.  In May 2006, the 2006 Omnibus Plan was approved by shareholders and includes awards in the form of options, restricted stock, stock units and dividend equivalents. While the 1994 plans expired in February 2004 and no further awards could be made under those plans after that date, the 1994 plans remain in effect with respect to previous awards until all awards have expired or terminated or shall have been exercised or fully vested, and any stock thereto shall have been purchased or acquired. No shares that were available to be issued under the 1994 Directors Plan at the time of its termination are available for awards under the 2006 Omnibus Plan with respect to awards that are forfeited, terminated, canceled or expired.

(2)  Includes options outstanding as to 1,451,441 shares, stock units, dividend equivalent stock units and restricted stock units (payable in an equivalent number of shares) outstanding as to 329,016 shares.

(3)  Calculated based on the outstanding options and exclusive of outstanding stock units.

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(4)  Deferred shares credited under the DCP.

(5)  There is no explicit share limit under the DCP. The number of shares to be delivered with respect to the DCP in the future depends on the levels of fees and compensation that participants elect to defer under the DCP. Any UniSource Energy shares used to satisfy our common stock obligations under the DCP will be shares that have been purchased on the open market.

CORPORATE GOVERNANCE

Board Meetings

In 2007, the Board held a total of six regular and special meetings. Each director attended at least 95% of the aggregate total number of Board meetings and meetings of committees of which they are a member.  Additionally, the non-management Directors met at regularly scheduled executive sessions without management present. Mr. Carter, a non-management director, presided over and was the Lead Director at these executive sessions.

The Company does not have a formal policy with respect to attendance of Board members at annual meetings of shareholders, but encourages such attendance.  All of the Board members holding office at the time attended the 2007 Annual Meeting.

Board Communication

Shareholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the Lead Director by mail, addressed to UniSource Energy Lead Director, c/o Corporate Secretary, UniSource Energy Corporation, One South Church Avenue, Suite 1820, Tucson, Arizona 85701. The communications will be kept confidential and forwarded to the Lead Director. Communications received by the Lead Director will be forwarded to the appropriate director(s) or to an individual non-management director.

Shareholders or other interested parties wishing to communicate with the Board regarding non-financial matters may contact the Chairperson of the Corporate Governance and Nominating Committee either by mail, addressed to Chairperson, Corporate Governance and Nominating Committee, UniSource Energy Corporation, P.O. Box 31771, Tucson, Arizona 85751-1771, or by e-mail at unscorpgov@earthlink.net. Shareholders or other interested parties wishing to communicate with the Board regarding financial matters may contact the Chairperson of the Audit Committee either by mail, addressed to Chairperson, Audit Committee, UniSource Energy Corporation, P.O. Box 46093, Denver, Colorado 80201, or by e-mail at unscorpaudit@earthlink.net.

Items that are unrelated to a director’s duties and responsibilities as a Board member may be excluded from consideration, including, without limitation, solicitations and advertisements, junk mail, product-related communications, job referral materials such as resumes, surveys and material that is determined to be illegal or otherwise inappropriate.

DIRECTOR INDEPENDENCE CRITERIA

The Board has adopted Director Independence Standards to comply with NYSE rules for determining independence, among other things, in order to determine eligibility to serve on the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.  The Director Independence Standards, amended as of February 9, 2007, are available on our website at www.UNS.com and are available in print to any shareholder who requests it.

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No director may be deemed independent unless the Board affirmatively determines, after due deliberation, that the director has no material relationship with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.  In each case, the Board broadly considers all the relevant facts and circumstances from the standpoint of the director as well as from that of persons or organizations with which the director has an affiliation and applies these standards.

Annually, the Board determines whether each director meets the criteria of independence. Based upon the foregoing criteria, the Board has deemed each director to be independent, with the exceptions of Ms. Bilby and Mr. Pignatelli. Dr. Bickle, a member of our Board, until April 2007 was a member and owned 30% of Haddington Ventures LLC (“Haddington Ventures”), a private equity fund and the general partner of HEP II, an investment fund in which Millennium had previously made a $15 million investment.  Dr. Bickle also was a voting member of the investment committee that made decisions with respect to investments in Haddington-related funds.  As of April 2007, Dr. Bickle redeemed his interest in Haddington Ventures and resigned his position as a voting member of the investment committee.  As a result of the redemption, Dr. Bickle has the right to receive a specified percentage of the proceeds from the disposition of remaining Haddington Ventures-related assets, including HEP II assets.  Dr. Bickle has certain veto rights with respect to proposed dispositions to the extent they may adversely affect his interest in receiving proceeds.  Other than the right to receive such proceeds, Dr. Bickle has no other interest in HEP II or other related assets. As a result of the termination of his role as member and owner of Haddington (including his membership on the investment committee), and giving due consideration to the fact that Dr. Bickle now only has an essentially passive interest (subject to the aforementioned veto rights) in the remaining proceeds from dispositions of remaining Haddington Ventures-related assets, including HEP II assets, the Board concluded that the relationship no longer precluded the determination that Dr. Bickle is independent.  In assessing the nature of the veto rights, the Board concluded that there was not a reasonable or probable business case where Dr. Bickle would be conflicted with Millennium’s ownership.  As a result of those deliberations and the application of the independence criteria, the Board determined that Dr. Bickle is now independent.  For each other director who is deemed independent, there were no other transactions, relationships or arrangements that were considered by the Board in determining that the director is independent. See “Transactions with Management and Others” below.

Board Committees

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee reviews and recommends corporate governance principles, interviews potential directors and nominates and recommends to the shareholders and directors, as the case may be, qualified persons to serve as directors. The Corporate Governance and Nominating Committee also reviews and recommends membership for all the committees to the Board and reviews applicable rules and regulations relating to the duties and responsibilities of the Board. Our Corporate Governance and Nominating Committee held six meetings in 2007 and was in compliance with its written charter, as amended in November 2007, a copy of which is available at www.UNS.com.

The Corporate Governance and Nominating Committee identifies and considers candidates supplied by shareholders and Board members. The Corporate Secretary, as directed by the Corporate Governance and Nominating Committee, prepares portfolios for candidates that include confirmation of the candidate’s interest, independence, biographical information, review of business background and experience and reference checks. The Corporate Governance and Nominating Committee then evaluates candidates using, in large part, the criteria set forth in the next paragraph and any other criteria the Corporate Governance and Nominating Committee deems appropriate, and conducts a personal interview with each candidate. Upon completion of this process, formal invitations are extended to accept election to the Board.

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The Corporate Governance and Nominating Committee has not adopted specific minimum qualifications with respect to a committee-recommended Board nominee, but desirable qualifications are set forth in the Corporate Governance Guidelines and include prior community, professional or business experience that demonstrates leadership capabilities, the ability to review and analyze complex business issues, the ability to effectively represent the interests of our shareholders while keeping in perspective the interests of our customers, the ability to devote the time and interest required to attend and fully prepare for all regular and special Board meetings, the ability to communicate and work effectively with the other Board members and personnel and the ability to fully adhere to any applicable laws, rules or regulations relating to the performance of a director’s duties and responsibilities.

While no formal policy exists, the Corporate Governance and Nominating Committee does consider recommendations for Board nominees received from our shareholders. The deadline for consideration of recommendations for next year’s annual meeting of the shareholders is November 24, 2008. Recommendations must be in writing and include detailed biographical material indicating the candidate’s qualifications and a written statement from the candidate of his willingness and availability to serve. Recommendations should be directed to the Corporate Secretary, UniSource Energy Corporation, One South Church Avenue, Suite 1820, Tucson, Arizona 85701. The Board will consider nominees on a case-by-case basis and does not believe a formal policy is warranted at this time due to a manageable volume of nominations.

Each member of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is independent based upon independence criteria established by our Board, which criteria are in compliance with applicable NYSE listing standards.

Compensation Committee

The Compensation Committee operates under the provisions of a committee charter, which was amended most recently in November 2007 and which can be found at www.UNS.com. The Compensation Committee Charter can be revised by action taken by the Compensation Committee.  Under the terms of its charter, the Compensation Committee is required to consist of not fewer than three members of the Board who meet the independence requirements of the NYSE.  In 2007, the Compensation Committee had seven members who met those independence requirements.

In 2007, the Compensation Committee held six formal meetings, most of which were followed by an executive session in which management did not participate.  The Compensation Committee Chair sets the agenda for each meeting, and in advance of each meeting reviews the agenda with management. The annual schedule of meetings is approved by the Board during the fourth quarter for the following year.  In connection with Compensation Committee meetings, each Compensation Committee member receives a briefing book prior to each meeting that details each topic to be considered. The Compensation Committee Chair reports to the Board on Compensation Committee decisions and key actions following each meeting. The Compensation Committee members also complete a written assessment of the Compensation Committee’s performance, with the last such assessment completed in June 2007.

The Board of Directors has delegated authority to the Compensation Committee to set CEO compensation levels, and to review and approve compensation for all of the Company’s executives, including any equity compensation awarded under the 2006 Omnibus Plan.  Under the terms of its charter, the Compensation Committee may delegate certain actions to management of the Company in connection with executive compensation.  Day-to-day administration of director and executive compensation matters has been delegated to certain Company management personnel, with oversight provided by the Compensation Committee.

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Compensation Consultant

The Compensation Committee has retained the services of Frederic W. Cook and Co., Inc. (“Cook”), a nationally recognized compensation consulting firm that serves as an independent advisor in matters related to executive compensation and benefits and director compensation. Representatives from Cook are available to Compensation Committee members on an ongoing basis and attend Compensation Committee meetings, as requested, either in person or telephonically. The Compensation Committee has sole discretion over the terms and conditions of the retention of consultants it retains.  Cook maintains no other economic relations with the Company and does not provide any services to the Company other than those provided directly to the Compensation Committee.

The Compensation Committee Chair customarily provides assignments to Cook.  In its role as executive compensation consultant to the Compensation Committee, Cook assists with peer group selection, the benchmarking of individual compensation levels, and the design of incentive plans and other compensation arrangements in which Company management participates.  In furnishing this assistance, Cook provides competitive data and technical considerations, and recommends changes to the pay program and pay levels for consideration by the Compensation Committee.

Role of Executives in Establishing Compensation

Certain executives, including the CEO, the Chief Financial Officer (“CFO”) and the General Counsel to the Company, routinely attend regular sessions of Compensation Committee meetings.  The CEO makes recommendations to the Compensation Committee with respect to changes in compensation for senior executive positions (other than the CEO) and payouts under the annual incentive plan.  The CEO also makes suggestions to the Compensation Committee regarding the design of incentive plans and other programs in which senior management participates.

The CFO provides information regarding short-term and long-term compensation targets, as well as updates on the progress of short- and long-term objectives.  Additional Company personnel with expertise in and responsibility for compensation and benefits provide information regarding executive and director compensation, including cash compensation, equity awards, pensions, deferred compensation and other related information.

The Audit Committee

The Audit Committee reviews current and projected financial results of operations, selects a firm of independent registered public accountants to audit our financial statements annually, reviews and discusses the scope of such audit, receives and reviews the audit reports and recommendations, transmits its recommendations to the Board, reviews our accounting and internal control procedures with our internal audit department from time to time, makes recommendations to the Board for any changes deemed necessary in such procedures and performs such other functions as delegated by the Board. Our Audit Committee held six meetings in 2007 and was in compliance with its written charter, as amended in December 2007 and attached to this Proxy Statement as Appendix A.

Upon the recommendation of the Audit Committee, our Board adopted a Code of Ethics for our directors, officers and employees.

The Finance Committee

The Finance Committee reviews and recommends to the Board long-range financial policies, objectives and actions required to achieve those objectives. Specifically, the Finance Committee reviews capital and operating budgets, current and projected financial results of operations, short-term and long-range financing plans, dividend

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policy, risk management activities and major commercial banking, investment banking, financial consulting and other financial relations of UniSource Energy. Our Finance Committee held three meetings in 2007 and was in compliance with its written charter.

The Environmental, Safety and Security (“ESS”) Committee

The ESS Committee reviews the Company’s structure and operations to assess whether significant operating risks in the areas of environmental, safety and security have been identified and appropriate mitigation plans have been implemented. The ESS Committee also reviews the processes in place which are designed to ensure compliance with all environmental, safety and security related legal and regulatory requirements, as well as reviews with management the impact of proposed or enacted laws or regulations related to environmental, safety and security issues. Our ESS Committee held three meetings in 2007 and was in compliance with its written charter.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee during fiscal year 2007 were independent directors, and no member was an employee or former employee.  No Compensation Committee member had any relationship requiring disclosure under “Transactions with Management and Others” on page 40.  During fiscal year 2007, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer(s) served on our Compensation Committee.

Copies of Charters, Guidelines and Code of Ethics

A copy of the Audit, Compensation, Finance and Corporate Governance and Nominating Committee Charters, as well as our Corporate Governance Guidelines and Code of Ethics, are available on our Web site at www.UNS.com or may be obtained by shareholders, without charge, upon written request to Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, Tucson, Arizona 85714.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Related Person Transactions Policy

In February 2007, the Board adopted a written policy on the review of related person transactions (which is available on our website at www.UNS.com) that specifies that certain transactions involving directors, nominees, executive officers, significant shareholders and certain other related persons in which the Company is or will be a participant and are of the type required to be reported as a related person transaction under Item 404 of Regulation S-K shall be reviewed by the Audit Committee for the purpose of determining whether such transactions are in the best interest of the Company.  The policy also establishes a requirement for directors, nominees and executive officers to report transactions involving a related party that exceeds $120,000 in value.  We are not aware of any transactions entered into since adoption of the policy that did not follow the procedures outlined in the policy.

Haddington Energy Partners II LP

Millennium was authorized by its Board of Directors in 2000 to invest $15 million, in aggregate, over a three- to five-year period in Haddington Energy Partners II LP (“HEP II”). Dr. Bickle, a member of our Board, until April 2007 was a member and owned 30% of Haddington Ventures LLC (“Haddington Ventures”), a private equity fund and the general partner of HEP II.  Dr. Bickle also was a voting member of the investment committee that made decisions with respect to investments in Haddington-related funds.  As of April 2007, Dr. Bickle redeemed his interest in Haddington Ventures and resigned his position as a voting member of the investment committee.

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As a result of the redemption, Dr. Bickle has the right to receive a specified percentage of the proceeds from the disposition of remaining Haddington Ventures-related assets, including HEP II assets.  Other than the right to receive such proceeds, Dr. Bickle has no other interest in HEP II or other related assets. As of December 31, 2007, Millennium had invested $15 million under this commitment since its inception in exchange for approximately 31% ownership of the limited partner interest, and has received distributions of $15 million.  Millennium continues to have an additional interest in two HEP II investments that have not been monetized.  Millennium has no remaining funding commitment to HEP II.  Millennium’s total investment balance in HEP II at December 31, 2007 was $5 million.

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AUDIT COMMITTEE REPORT

The Committee

The Audit Committee is made up of seven financially literate directors who are independent based upon independence criteria established by our Board, which criteria are in compliance with applicable NYSE listing standards. Our Board has determined that while each member of the Audit Committee has accounting and/or related financial management expertise, Ms. Baumann is the Audit Committee financial expert for the purposes of Item 407(d)(5) of SEC Regulation S-K. In addition to Ms. Baumann, there are four other financial experts on the Audit Committee. Each financial expert is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The Board previously adopted a written charter for the Audit Committee. The Audit Committee Charter is included as Appendix A to this Proxy Statement. The Audit Committee has complied with its charter, including the requirement to meet periodically with our independent auditor, internal audit department and management to discuss the auditor’s findings and other financial and accounting matters.

In connection with our December 31, 2007 financial statements, the Audit Committee has: (i) reviewed and discussed the audited financial statements with management, (ii) discussed with PricewaterhouseCoopers, LLP, our independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AIPCA, Professional Standards, Vol. 1 AU Sec. 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, (iii) received from PricewaterhouseCoopers, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Company Accounting Oversight Board in Rule 3600T, and (iv) discussed with PricewaterhouseCoopers, LLP its independence.

Based on the review and discussions referred to in items (i) through (iv) of the above paragraph, the Audit Committee recommended to the Board that the audited financial statements for 2007 be included in the Annual Report on Form 10-K for filing with the SEC.

Pre-Approved Policies and Procedures

Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee has adopted a policy pursuant to which audit, audit-related, tax and other services are pre-approved by category of service. Recognizing that situations may arise where it is in our best interest for the auditor to perform services in addition to the annual audit of our financial statements, the policy sets forth guidelines and procedures with respect to approval of the four categories of service designed to achieve the continued independence of the auditor when it is retained to perform such services for us. The policy requires the Audit Committee to be informed of each service and does not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate to the Chairman of the Audit Committee the authority to grant pre-approvals of audit and non-audit services requiring Audit Committee approval where the Audit Committee Chairman believes it is desirable to pre-approve such services prior to the next regularly scheduled Audit Committee meeting. The decisions of the Audit Committee Chairman to pre-approve any such services from one regularly scheduled Audit Committee meeting to the next shall be reported to the Audit Committee.

Fees

The following table details fees paid to PricewaterhouseCoopers, LLP for professional services during 2006 and 2007. The Audit Committee has considered whether the provision of services to us by PricewaterhouseCoopers, LLP, beyond those rendered in connection with their audit and review of our financial statements, is compatible with maintaining their independence as auditor.

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	2007	2006
Audit Fees	$ 1,612,083	$1,731,126
Audit-Related Fees	$ 47,500	$ 45,000
Tax Fees	$ 0	$ 4,470
All Other Fees	$ 447	$ 3,243
Total	$ 1,660,030	$1,783,839

Audit fees include fees for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include services provided by PricewaterhouseCoopers, LLP in connection with the audit of the effectiveness of internal control over financial reporting and on management’s assessment of the effectiveness of internal control over financial reporting, comfort letters, consents and other services related to SEC matters and financing transactions, statutory and regulatory audits, and accounting consultations to the extent necessary for PricewaterhouseCoopers, LLP to fulfill their responsibilities under generally accepted auditing standards.

Audit-related fees during 2007 and 2006 principally include fees for employee benefit plan audits.

Tax fees include tax compliance, tax advice and tax planning.

All other fees consist of fees for all other services other than those reported above and, in 2006 and 2007, principally include subscription fees for research tools or attendance at training courses.

All services performed by PricewaterhouseCoopers, LLP are approved in advance by the Audit Committee in accordance with the Audit Committee’s pre-approval policy for services provided by the independent auditor.

Respectfully submitted,

THE AUDIT COMMITTEE

Barbara M. Baumann, Chair
Lawrence J. Aldrich
John L. Carter
Kenneth Handy
Warren Y. Jobe
Gregory A, Pivirotto
Joaquin Ruiz

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SUBMISSION OF SHAREHOLDER PROPOSALS

General

Rule 14a-4 of the SEC’s proxy rules allows us to use discretionary voting authority to vote on a matter coming before an annual meeting of our shareholders, which was not included in our Proxy Statement (if we do not have notice of the matter at least 45 days before the date on which we first mailed our proxy materials for the prior year’s annual meeting of the shareholders). In addition, we may also use discretionary voting authority if we receive timely notice of such matter (as described in the preceding sentence) and if, in the Proxy Statement, we describe the nature of such matter and how we intend to exercise our discretion to vote on it. Accordingly, for our 2009 annual meeting of shareholders, any such notice must be submitted to the Corporate Secretary of UniSource Energy, One South Church Avenue, Suite 1820, Tucson, Arizona, 85701, on or before February 6, 2009.

We must receive your shareholder proposals by November 24, 2008.

This requirement is separate and apart from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our Proxy Statement. Shareholder proposals intended to be presented at our 2009 annual meeting of the shareholders must be received by us no later than November 24, 2008 in order to be eligible for inclusion in our Proxy Statement and the form of proxy relating to that meeting. Direct any proposals, as well as related questions, to the undersigned.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Only one copy of our 2007 Annual Report to Shareholders and Proxy Statement for the Meeting will be delivered to an address where two or more shareholders reside unless we have received contrary instructions from a shareholder at the address. A separate proxy card and a separate notice of the Meeting will be delivered to each shareholder at the shared address.

If you are a shareholder who lives at a shared address and you would like additional copies of the 2007 Annual Report, this Proxy Statement, or any future annual reports or proxy statements, please contact the Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, Tucson, Arizona 85714, telephone number (520) 745-3349, and we will promptly mail you copies.

If you share the same address with another UniSource Energy shareholder and you currently receive multiple copies of annual reports or proxy statements, you may request delivery of a single copy of future annual reports or proxy statements at any time by calling (520) 745-3349, or by writing to the Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, Tucson, Arizona 85714.

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OTHER BUSINESS

The Board knows of no other matters for consideration at the Meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

Copies of our 2007 Annual Report on Form 10-K may be obtained by shareholders, without charge, upon written request to the Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, Tucson, Arizona 85714. You may also obtain our SEC filings through the Internet at www.sec.gov or www.UNS.com.

By order of the Board of Directors,

/s/ Linda H. Kennedy

Linda H. Kennedy
Corporate Secretary

PLEASE VOTE - YOUR VOTE IS IMPORTANT

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APPENDIX A

Amended
December 2007

UNISOURCE ENERGY CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

1.	COMPOSITION
The Audit Committee of the Board of Directors (the “Committee”) consists of no fewer than three independent Directors appointed annually by the Board, each of whom satisfies the independence requirements of the New York Stock Exchange. The Board shall designate one of the Committee members as Chairman of the Committee. Each member of the Committee shall be financially literate, and at least one member shall have accounting or financial management expertise.

2.	APPOINTMENT AND REMOVAL OF COMMITTEE MEMBERS
All members of the Committee shall be appointed and/or removed by the Board of Directors.

3.	MEETINGS
The Committee will hold at least four regular meetings each year, and such additional meetings as it may deem necessary. Additional meetings will be called by the Chairman of the Committee. The agendas for the regular meetings shall include all items necessary to complete the duties of the Committee as set forth herein. In addition to the Committee members and the Secretary, the Chairman of the Board, Chief Executive Officer and other members of management, internal audit and representatives of the independent auditor may attend as appropriate.

4.	RULES OF PROCEDURE
The Committee will determine its own rules of procedure with respect to how its meetings are to be called, as well as the place and time.

5.	COMPENSATION
Each member will be paid such fees as may be established from time to time by the Board for service on the Committee, and will be reimbursed for travel expenses incurred by attendance at meetings. Directors’ fees are the only compensation an Audit Committee member may receive from the Company.

6.	COMMITTEE SECRETARY
The Secretary of the Committee will be the Corporate Secretary of the Company (or such other representative of management as the Committee may designate) and not be a member of the Committee. The Secretary will attend all meetings and maintain minutes, advise members of all meetings called, arrange with the Chairman or other convening authority for preparation and distribution of the agenda for each meeting, and carry out other functions as may be assigned from time to time by the Committee. At such meetings where attendance by a Company representative is not appropriate, the Chairman shall act as secretary of the meeting or appoint another member of the Committee to act as secretary of such meetings.

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7.	QUORUM
A majority of the total membership of the Committee will constitute a quorum.

8.	COMMITTEE PURPOSE
The Audit Committee is appointed by the Board to assist with Board oversight of

(1)	the integrity of the Company’s financial statements

(2)	the Company’s compliance with legal and regulatory requirements, except those handled by the Environmental, Safety & Security Committee

(3)	the independent auditor’s qualifications and independence, and,

(4)	the performance of the Company’s internal audit function and independent auditors.

9.	SPECIFIC DUTIES OF THE COMMITTEE

Independent Audit:

(1)	Sole authority to appoint, retain and terminate the Company’s independent auditor.

(2)	Sole authority to approve all audit engagement fees and terms, as well as all significant, non-audit engagements (in accordance with SEC) with the independent auditors.

(3)	Annually obtain and review a report from the independent auditors delineating all relationships between the auditor and the Company (to assess the auditors’ independence).

(4)	Review the experience and qualifications of the lead partner of the independent auditor.

(5)	Ensure the rotation of the audit partner(s) as required by law.

(6)
At least annually, obtain and review a report from the independent auditors describing the firm’s internal quality control process, including any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiry or investigation by governmental, regulatory or professional authorities within the past five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

(7)	Review the results of each independent audit, including any qualifications in the independent auditor’s opinion, and deficiencies identified by the independent auditor in connection with the audit.

(8)
Review the annual audited financial statements with management and the independent auditor, including management’s discussion and analysis, major issues regarding accounting and auditing principles and practices, as well as the adequacy of internal controls. Recommend to the Board, based on such review and discussion, whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

(9)
Annually review an analysis prepared by management and the independent auditor of significant financial reporting issues, quality of financial reporting, and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements. Review the procedures employed by the Company in preparing published financial statements and related management commentaries.

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(10)
Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including management’s discussion and analysis and the results of the independent auditor’s review of the quarterly financial statements (SAS 90). Note: This can be performed by a member of the Audit Committee.

(11)	Discuss annually with the independent auditor the required communications contained within Statement on Auditing Standards No. 61 relating to the conduct of the audit.

(12)	Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

(13)	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

(14)	Prepare the Audit Committee Report required by the Securities and Exchange Act.

Internal Audit:

(15)	Review the appointment, replacement, reassignment or dismissal of the Company’s General Auditor.

(16)	Review and approve the internal audit department charter, annual audit plan and the audit methodology.

(17)	Review management and General Auditor reports submitted to the Committee that are material to the Company as a whole, and management’s response to those reports.

(18)	Annually review the General Auditor’s Summary of Officer’s Annual Travel and Entertainment expense schedule. Include in this review a discussion of perquisites.

Miscellaneous:

(19)	Review earnings press release as well as financial information and earnings guidance provided to analysts and ratings agencies.

(20)	Review quarterly updates from management on material litigation.

(21)	Periodically review with management and the Finance Committee, the Company’s policies on major financial risk exposure, and the measures taken to reduce such risk.

(22)	Annually review the Company’s Corporate Code of Conduct and compliance therewith.

(23)	Establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

(24)	Establish guidelines for the Company’s hiring of employees or former employees of the independent auditor.

(25)	Annually review this Audit Committee Charter and make any necessary changes.

(26)	Annually perform an evaluation of the Committee, its members, functions and performance.

(27)
Review disclosures made by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

(28)	Review and oversee the administration of the Company’s Policy on Review of Transactions with Related Persons.

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10.	EXECUTIVE SESSION
The Committee shall meet quarterly with management, the General Auditor and the independent auditor in separate executive sessions.

11.	RESPONSIBILITIES OF THE CHAIRMAN
The Chairman of the Committee will present the Committee’s recommendations to the Board for its approval and periodically provide the Board, for its information, with a summary of the Committee’s determinations and approvals. Additionally, the Chairman will set the annual compensation for the General Auditor in conjunction with the Company’s Chief Executive Officer.

12.	RESPONSIBILITIES OF THE CHIEF EXECUTIVE OFFICER
The Chief Executive Officer of the Company will advise and make recommendations to the Committee and, in the normal course, attend all meetings of the Committee.

13.	OTHER AUTHORITY
The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee has full discretion to meet with individuals within or outside the Company.

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☒	Votes must be indicated (x) in Black or Blue ink.	Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors Recommends a vote "FOR" the following proposals:
	FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	EXCEPTIONS*		FOR	AGAINST	ABSTAIN
1. Election of Directors	☐	☐	☐	2. Ratification of Selection of Independent Auditor	☐	☐	☐
Nominees:
01 -James S. Pignatelli, 02 - Lawrence J. Aldrich, 03 - Barbara Baumann, 04 - Larry W. Bickle, 05 - Elizabeth T. Bilby, 06 - Harold W. Burlingame, 07 - John L. Carter,	08 - Robert A. Elliott, 09 - Daniel W.L. Fessler, 10 - Kenneth Handy, 11 - Warren Y. Jobe, 12 - Ramiro S. Peru, 13 - Gregory A. Pivirotto, 14 - Joaquin Ruiz
If you agree to access our Annual Report and Proxy Statement electronically in the future, please mark this box.

For Shareholders who have elected to receive UniSource Energy's Proxy Statement and Annual Report electronically you can now view the 2008 Annual Meeting materials on the Internet by pointing your browser to www.UNS.com
☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions" box and write that nominee's name in the space provided below).

*Exceptions

Signature	Signature	Date

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. When shares are held by joint tenants in common or as community property, both should sign. When signing as attorney executor, administrator, trustee, guardian or custodian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.  Receipt is hereby acknowledged of Notice of Annual Meeting, Proxy Statement and the 2007 Annual Report.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

THE INTERNET AND TELEPHONE VOTING FACILITIES WILL BE AVAILABLE UNTIL 5:00 P.M. E.S.T.
ON THURSDAY, MAY 1, 2008.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.eproxy.com/uns Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinksSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more.  Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR THE
ANNUAL SHAREHOLDERS' MEETING TO BE HELD FRIDAY, MAY 2, 2008.

P R O X Y

The undersigned hereby appoints James S. Pignatelli and Kevin P. Larson, and each of them, with the power of substitution, to represent and to vote on behalf of the undersigned all shares of Common Stock which the undersigned is entitled to vote at the Annual Shareholders' Meeting scheduled to be held at the Fox Theatre, 17 West Congress, Tucson, Arizona, on Friday, May 2, 2008, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present and in their discretion, upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your UNISOURCE ENERGYaccount online.

Access your UniSource Energy shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for UniSource Energy, now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

FOX Theatre 17 W. Congress Tucson, AZ (520) 624-1515 Transportation from Tucson International Shuttle Service Arizona Stagecoach Call 520-889-1000 Automobile - Interstate 10 to Congress Exit
DEAR SHAREHOLDERS:

If you previously elected to view the UniSource Energy Corporation Proxy Statements and Annual Reports over the Internet instead of receiving copies in the mail, you can now access the Proxy Statement for the 2008 Annual Shareholders' Meeting and the 2007 Annual Report on the Internet through the following address: www.UNS.com. You can vote your shares by telephone, the Internet, mail or in person at the Annual Shareholders' Meeting. See the Proxy Statement and the enclosed proxy card for further information about voting procedures.

If you would like a paper copy of the Proxy Statement and Annual Report, UniSource Energy will provide a copy to you upon request. To obtain a copy of these documents, please call 866-275-4867.

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